The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-121816

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	October 10, 2006

(To Prospectus dated January 19, 2005)
5,000,000 Shares
Common Stock

We are offering 5,000,000 shares of common stock to be sold in this offering. We will receive all of the net proceeds from the sale of such common stock.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “LUM.” The last reported sale price of our common stock on October 6, 2006 was $10.39 per share.
Our common stock is subject to certain restrictions on ownership. See “Description of Capital Stock” on page 24 of the accompanying prospectus.
Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock under the caption “Risk Factors” in our Form 10-K Annual Report for the year ended December 31, 2005 and our Form 10-Q Quarterly Report for the six months ended June 30, 2006 which are incorporated by reference in the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

The underwriters may also purchase up to an additional 750,000 shares from us at the public offering price, less underwriting discounts and commissions payable by us to cover over-allotments, if any, within 30 days from the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions will be $          , and the total proceeds, before expenses, to us will be $          .
The underwriters are offering the shares of our common stock as set forth under “Underwriting.” Delivery of the shares of common stock will be made on or about October      , 2006.
Sole Book-Running Manager
UBS Investment Bank

JMP Securities
The date of this Prospectus Supplement is October      , 2006

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any one to provide you with additional information or information that is different from that contained in this prospectus supplement or the accompanying prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers or sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference is accurate only as of its respective date or dates or on the date or dates that are specified in these documents, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock.

Prospectus Supplement
Special Note Regarding Forward-Looking Statements	S-ii
Prospectus Supplement Summary	S-1
The Offering	S-7
Risk Factors	S-8
Use of Proceeds	S-9
Dividends and Dividend Policy	S-10
Capitalization	S-11
Additional Federal Income Tax Considerations	S-12
Underwriting	S-18
Legal Matters	S-22
Experts	S-22
Prospectus
Cautionary Note Regarding Forward-Looking Statements	(ii)
About This Prospectus	1
Luminent Mortgage Capital, Inc.	1
Summary of the Securities Offered by This Prospectus	5
Risk Factors	6
Use of Proceeds	23
Ratio of Earnings to Fixed Charges	23
Description of Capital Stock	24
Description of Debt Securities	33
Certain Provisions of Maryland Law and Our Charter and Bylaws	42
Certain United States Federal Income Tax Considerations	47
Plan of Distribution	60
Legal Matters	61
Experts	61
Where You Can Find More Information/ Incorporation by Reference	61

S- i

Special note regarding forward-looking statements
This preliminary prospectus supplement, and the accompanying prospectus, contain forward-looking statements. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this preliminary prospectus supplement, and the accompanying prospectus, other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue,” “estimate,” “intend,” “project,” “believe,” “expect,” “plan,” “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	the flattening of, or other changes in the yield curve, on our investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	our ability to obtain or renew sufficient funding to maintain our leverage strategies;

•	continued creditworthiness of the holders of mortgages underlying our mortgage-related assets;

•	the possible effect of negative amortization of mortgages on our financial condition and REIT qualification;

•	potential impacts of our leveraging policies on our net income and cash available for distribution;

•	the power of our board of directors to change our operating policies and strategies without stockholder approval;

•	effects of interest rate caps on our adjustable-rate and hybrid adjustable-rate loans and mortgage-backed securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	our ability to invest up to 10% of our investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments; and

•	volatility in the timing and amount of our cash distributions.
Any or all of our forward-looking statements in this preliminary prospectus supplement, or the accompanying prospectus, may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and future trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described under the caption “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference therein. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this preliminary prospectus supplement, in the accompanying prospectus and in the documents incorporated therein by reference may not occur as contemplated, and actual results could differ materially from those anticipated or implied by our forward-looking statements.
You should not rely unduly on those forward-looking statements, which speak only as of the date of this preliminary prospectus supplement. Unless required by the federal securities laws, we undertake no obligation to update publicly or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we file from time to time with the Securities and Exchange Commission, or SEC, after the date of this preliminary prospectus supplement.

S- ii

Prospectus supplement summary
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated in the accompanying prospectus by reference. While this summary highlights what we consider to be the most important information about us, you should read carefully this entire prospectus supplement and the accompanying prospectus, especially the risks of investing in our common stock, which we reference under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2005 and under the caption “Risk Factors” in our quarterly reports on Form 10-Q for subsequent fiscal quarters, all of which are incorporated by reference in the accompanying prospectus, and the information set forth under the caption “Where You Can Find More Information” on page 61 of the accompanying prospectus. Unless the context otherwise requires, all references to “we,” “our” and “us” in this prospectus supplement mean Luminent Mortgage Capital, Inc. and all entities owned or controlled by us except where it is made clear that the term means only the parent company.
THE COMPANY
We are a real estate investment trust, or REIT, which invests in two core mortgage investment strategies. Our Residential Mortgage Credit strategy invests in mortgage loans originated in cooperation with selected high-quality providers within certain established criteria as well as subordinated mortgage-backed securities that have credit ratings below AAA. Our Spread strategy invests primarily in US agency and other highly-rated single-family, adjustable-rate and hybrid adjustable-rate mortgage-backed securities and leverages these investments through repurchase agreements and commercial paper.
Our primary objective is to provide a secure stream of income for our stockholders based on the steady and reliable payment of residential mortgages made to borrowers of prime credit quality. When we began investing in 2003, we followed a Spread strategy exclusively. While this strategy has a nominal level of credit risk, it has considerable interest rate exposure. The persistently flat yield curve and the ongoing Federal Reserve rate increases since June 2004 pressured our ability to provide steady income to our stockholders. As a result, we adopted our Residential Mortgage Credit strategy in 2005.
During the first six months of 2006, we repositioned our portfolios in order to reduce our exposure to interest rate volatility. At June 30, 2006, our Residential Mortgage Credit portfolio represented approximately 73% of our overall investment portfolio. Our Residential Mortgage Credit portfolio holds investments that are less sensitive to interest rate risk and therefore provide a basis for dividend stability and growth. As a further result of this repositioning, approximately 85% of the securities in our Spread portfolio consist of mortgage-backed securities with interest rates that reset within one month or less.
Through our Residential Mortgage Credit strategy, we seek long-term reliable income for our stockholders primarily through the purchase of mortgage assets that we design and originate in cooperation with selected high quality providers with whom we have long and well-established relationships. We then securitize those loans and retain the most valuable tranches of the securitizations. These securitizations reduce our sensitivity to interest rate risk and help match the income we earn on our mortgage assets with the cost of our related liabilities. The debt that we incur in these securitizations is non-recourse to us; however, our mortgage loans are pledged as collateral for the securities we issue. As a secondary strategy, we invest in subordinated mortgage-backed securities that have credit ratings below AAA. We make these investments on an opportunistic basis, as we discover value and credit arbitrage opportunities in the market.
We have acquired and will seek to acquire additional assets that will produce competitive returns, taking into consideration the amount and nature of the anticipated returns from the investments, our ability to pledge the investments for secured, collateralized borrowings and the costs associated with financing, managing, securitizing and reserving for these investments.

During July 2006, we established a relationship with Central Mortgage Co. that services our residential mortgage loans for a fee. This relationship enables us to purchase residential mortgage loans with servicing released while maintaining our operational efficiency. As a result, we are able to expand the network of originators from whom we can purchase residential mortgage loans without generating a servicing asset that we would need to own and hedge.
We manage our Residential Mortgage Credit strategy assets and our Spread strategy assets.
ASSETS
We invest in mortgage-related assets within two core mortgage investment strategies. Our Residential Mortgage Credit strategy investments are in residential mortgage loans as well as mortgage-backed securities that have credit ratings below AAA. Our Spread strategy investments are primarily in US agency and other AAA-rated single-family, adjustable-rate and hybrid adjustable-rate mortgage-backed securities. We review the credit risk associated with each potential investment and may diversify our portfolio to avoid undue geographic, product, originator, servicer and other types of concentrations. By maintaining a large percentage of our assets in a highly diversified pool of high quality, highly-rated assets, we believe we can mitigate our exposure to losses from credit risk. We have significant credit enhancement that protects our investment in the assets we own that are not rated AAA or better. We employ rigorous due diligence and underwriting criteria to qualify whole loan assets for our portfolio in order to mitigate risk. This due diligence includes performing compliance sampling in states with predatory lending statutes, valuation analysis and layered credit risk analysis using a suite of software screening tools.
COMPLIANCE WITH REIT AND INVESTMENT COMPANY REQUIREMENTS
We monitor our investment securities and the income from those securities on a regular basis. To the extent we enter into hedging transactions, we monitor income from our hedging transactions as well, so as to ensure that we maintain our qualification as a REIT and our exempt status under the Investment Company Act of 1940, as amended, or the 1940 Act.
OUR BUSINESS STRATEGY
Investment Strategy
In our Residential Mortgage Credit portfolio, we invest in residential mortgage loans underwritten to our specifications in cooperation with selected high-quality originators with whom we have long-term relationships. The loans we acquire are first lien, single-family residential adjustable-rate and hybrid adjustable-rate loans with original terms to maturity of not more than 40 years. All residential mortgage loans we acquire for our portfolio bear an interest rate tied to an interest rate index. Most loans have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. The interest rate on each adjustable-rate mortgage loan resets monthly, semi-annually or annually and generally adjusts to a margin over a US Treasury index, moving Treasury average or LIBOR index. Hybrid adjustable-rate loans have a fixed rate for an initial period, generally three to 10 years, and then convert to adjustable-rate loans for their remaining term to maturity. The originator performs the credit review of the borrower, the appraisal of the property and quality control procedures we specify. Generally, our whole loan target market includes prime borrowers with average FICO scores greater than 700, Alt-A documentation, geographic diversification, owner-occupied property, moderate loan size and moderate loan-to-value ratio. We or a third party then perform an independent underwriting review of the underwriting and loan closing methodologies that the originators used in qualifying a borrower for a loan. Depending on the size of the purchase commitment, we may not review all of the loans in a pool, but rather select loans for underwriting review based upon specific risk-based criteria such as property location, loan size, effective loan-to-value ratio, borrowers’ credit score and other criteria we believe to be important indicators of credit risk. We also obtain representations and warranties from each originator to the effect that each loan has been underwritten to our requirements or underwriting exceptions have been made known to us as part of our evaluation. An originator who breaches its representations and warranties may be obligated to repurchase the loan from us. As added security, we retain a third-party document custodian to insure the quality and accuracy of all individual mortgage loan closing documents and to hold the documents in safekeeping. As a result, all of the original loan collateral documents that are signed by the borrower, other than the original credit verification documents, are examined, verified and held by the custodian.
In general, the servicers servicing our loans are highly-rated by the rating agencies. We also conduct a due diligence review of each servicer before executing a servicing agreement. Servicing procedures typically follow Fannie Mae guidelines but are specified in each servicing agreement. All of our servicing agreements meet standards for inclusion in highly-rated mortgage-backed or asset-backed securitizations.
We acquire residential mortgage loans for our portfolio with the intention of securitizing them and retaining interests in the securitized mortgage loans in our portfolio. In order to facilitate the securitization or financing of our loans, we generally create subordinate certificates, which provide a specified amount of credit enhancement. We issue securities through securities underwriters and either retain these securities or finance them through repurchase agreements.
An additional channel of our Residential Mortgage Credit strategy is investment in credit-sensitive residential mortgage securities from securitizations where we did not contribute collateral. These mortgage-backed securities have credit ratings below AAA, and are sometimes referred to as subordinated residential mortgage-backed securities, or SRMBS. We analyze the basic parameters of a SRMBS (i.e., sector, rating and cash flow) and the available financing on the SRMBS and then perform a yield analysis to ascertain if the SRMBS meets our hurdle rates for return. If a security meets the applicable hurdle rate, the loan credit characteristics are evaluated and compared to specific guidelines. Credit characteristics include, but are not limited to, loan balance distribution, geographic concentration, property type, occupancy, periodic and lifetime cap, weighted-average loan-to-value and weighted-average FICO score. Qualifying securities are then analyzed using base line expectations of expected prepayments and losses from given sectors, issuers and the current state of the fixed income market. Losses and prepayments are stressed simultaneously based on a credit risk-based model. Securities in this portfolio are monitored for variance from expected prepayments, frequencies, severities, losses and cash flow.
Our Spread portfolio invests in US agency and other AAA-rated single-family adjustable-rate and hybrid adjustable-rate mortgage-backed securities. We acquire these investments in the secondary market. We seek to acquire assets that will produce competitive returns after considering the amount and nature of the anticipated returns from the investment, our ability to pledge the investment for secured, collateralized borrowings and the costs associated with financing, managing, securitizing and reserving for these investments.
Future interest rates and mortgage prepayment rates are difficult to predict and, as a result, we seek to build an investment portfolio that we believe provides acceptable returns over a broad range of interest rate and prepayment scenarios. When evaluating new acquisitions for our portfolio, we analyze whether the purchase will permit us to continue to satisfy the SEC requirement that we maintain at least 55% of our assets in qualifying real estate assets so that we are not deemed to be an investment company under the 1940 Act. We also assess the relative value. Many aspects of a mortgage-backed security or loan pool, and the dynamic interaction of these characteristics with those of our portfolio, can influence our valuation analysis. The characteristics of each potential investment that we generally analyze include, but are not limited to, origination year, originator, coupon, margin, periodic cap, lifetime cap, time-to-reset, loan-to-value, geographic dispersion and expectations as to price and prepayment. We do not assign a particular weight to any factor because the relative importance of these factors varies depending upon the characteristics we seek for our portfolio and our borrowing cost structure.

Typically, we engage in various hedging activities designed to match the terms of our assets and liabilities more closely. Hedging involves risk and typically involves costs, including transaction costs. The costs of hedging can increase as the periods covered by the hedging increase. During periods of rising and volatile interest rates, we may increase our hedging and, thus, increase our hedging costs during such periods. We generally hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, after considering the cost of such hedging transactions and our desire to maintain our qualification as a REIT. Our policies do not contain specific requirements as to the percentage or amount of interest rate risk that we hedge. Our hedging activities may not have the desired beneficial impact on our results of operations or financial condition. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates and prepayment rates.
At June 30, 2006, we had entered into various derivative instruments to mitigate our interest rate risk. Prior to January 1, 2006, we entered into derivative contracts that were accounted for under hedge accounting as prescribed by Statement of Financial Accounting Standards, or SFAS, No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted. Effective January 1, 2006, we discontinued the use of hedge accounting and, as a result, all changes in the value of derivative instruments that had previously been accounted for under hedge accounting are now reflected in our consolidated statement of operations rather than primarily through accumulated other comprehensive income and loss on our consolidated balance sheet. In general, rising interest rates will increase, while declining interest rates will decrease, the value of our derivative instruments. We expect this change to introduce some volatility into our results of operations, as the market value of our hedge positions changes. This volatility does not affect our taxable net income for federal income tax purposes.
Financing Strategy
We employ a leverage strategy to increase our mortgage-related assets by borrowing against our mortgage-related assets and using the proceeds to acquire additional mortgage-related assets. We actively manage the adjustment periods and the selection of the interest rate indices of our borrowings against the interest rate adjustment periods and the selection of interest rate indices on our mortgage-backed securities and our residential mortgage loans in order to manage our liquidity and interest rate-related risks.
We finance the acquisition of our mortgage-backed securities using repurchase agreements and loans with a term of less than one year and, to a lesser extent, equity capital. After analyzing the then-applicable interest rate yield curves, we may finance with long-term borrowings from time to time depending upon the amount of our equity capital, among other factors. We generally seek to diversify our exposure by entering into repurchase agreements with multiple lenders. In addition, we only enter into repurchase agreements with institutions that we believe are financially sound and that meet credit standards approved by our board of directors. We intend to finance our future purchases of mortgage-backed securities in this manner as well as through a single-seller commercial paper program we established in August 2006.
At June 30, 2006, we had borrowing arrangements in the form of repurchase agreements with 20 different investment banking firms and other lenders, 13 of which were in use as of that date. The repurchase agreements are secured by our mortgage-backed securities. We renew repurchase agreement liabilities as they mature under the then-applicable borrowing terms of the counterparties to our repurchase agreements.
The residential mortgage loans we acquire are financed initially through our warehouse lending facilities. Our intent is to securitize the loans and finance them permanently through the issuance of non-recourse mortgage-backed notes. In order to facilitate the securitization of these loans, we generally create subordinate certificates that provide a specified amount of credit enhancement, which we intend to retain in our portfolio. We use proceeds from our securitizations to pay down the outstanding balance of our warehouse lending facilities. Our objective is to match the income that we earn on our mortgage loans, plus the benefit of any hedging activities, with the cost of the liabilities related to our mortgage loans, a process known as “match-funding” our balance sheet.
At June 30, 2006, non-recourse mortgage-backed notes we issued were the primary source of funding for our loan origination and securitization portfolio. In addition, we have a $500 million warehouse lending facility with Bear Stearns Mortgage Capital Corporation that we established in October 2005 and a $1 billion warehouse lending facility with Greenwich Financial Products, Inc. that we established in January 2006. All of these warehouse lending facilities are structured as repurchase agreements. In July 2006, we established a $1 billion warehouse lending facility with Barclays Bank plc that is also structured as a repurchase agreement. In August 2006, we closed a $1 billion single-seller commercial paper program to finance our purchases of Agency and AAA-rated mortgage assets. In October 2006, we entered into an agreement with RBS Greenwich Capital whereby RBS will finance our purchase of up to $500 million in asset-backed securities. In October 2006, we also entered into a $435 million term repurchase agreement with Barclays Capital.
Growth Strategy
In addition to the strategies described above, we use other strategies to seek to generate earnings and distributions to our stockholders, including:

•	increasing the size of our balance sheet at a rate faster than the rate of increase in our operating expenses; and

•	lowering our effective borrowing costs over time by seeking direct funding with collateralized lenders.
RECENT DEVELOPMENTS
We completed the securitization of approximately $773 million of residential mortgage loans at the end of September 2006. We plan to continue to purchase high-quality adjustable-rate residential mortgage loans for our Residential Mortgage Credit portfolio.
We plan to further finance our Residential Mortgage Credit portfolio utilizing collateralized debt obligations which will allow us long-term, non-recourse financing for our credit-sensitive bond portfolio.
In July 2006, we established a $1 billion warehouse lending facility, in the form of a repurchase agreement, with Barclays Bank plc.
In July 2006, our $2.5 billion securitization shelf registration statement was declared effective by the SEC. Under this shelf registration statement, we may administer our own securitizations by offering securities collateralized by loans we acquire.
During July 2006, we established a relationship with Central Mortgage Co. to service selected residential mortgage loans. This relationship allows us to purchase residential mortgage loans with servicing released while maintaining our objective of operational efficiency. As a result, we are expanding the network of originators from whom we can purchase residential mortgage loans without generating a servicing asset that we would need to own and hedge.
In August 2006, we closed a $1 billion single-seller commercial paper program to finance our purchases of Agency and AAA-rated mortgage-backed securities.
At August 31, 2006, our book value per share was $10.13.
On September 28, 2006, our board of directors declared a regular quarterly dividend of $0.30 per share payable on November 6, 2006 to stockholders of record as of the close of business on October 9, 2006. On October 10, 2006, our board of directors declared a special dividend of

$0.075 per share payable on November 10, 2006 to stockholders of record as of the close of business on October 20, 2006.
CORPORATE INFORMATION
Our principal executive offices are located at 101 California Street, Suite 1350, San Francisco, California. Our telephone number is (415) 217-4500. Our website is http://www.luminentcapital.com. The contents of our website are not a part of this preliminary prospectus supplement or the accompanying prospectus.

The offering

Common stock we are offering	5,000,000 shares

Common stock to be outstanding after this offering	44,065,245 shares

Use of proceeds after expenses	We intend to use the net proceeds of this offering to purchase mortgage assets as part of our Residential Mortgage Credit and Spread strategies. We also intend to use a portion of the net proceeds from this offering for other general corporate purposes, which may include additional investments.

NYSE symbol	LUM
The number of shares of our common stock outstanding immediately after the closing of this offering is based on 39,065,245 shares of our common stock outstanding as of June 30, 2006.
The number of shares of our common stock outstanding immediately after this offering excludes 55,000 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2006 under our equity incentive plan at a weighted-average exercise price of $14.82 per share.
Unless otherwise indicated, all information in this preliminary prospectus supplement assumes that the underwriters do not exercise their option to purchase up to 750,000 additional shares of our common stock to cover over-allotments, if any.

Risk factors
Investing in our common stock involves a high degree of risk. You should carefully consider all of the risks described under “Risk Factors” beginning on page 6 of the accompanying prospectus, as well as the other information contained in, or incorporated by reference into, the accompanying prospectus, including the information under “Risk Factors” in our Form 10-K annual report for the year ended December 31, 2005 and our Form 10-Q quarterly report for the six months ended June 30, 2006. If any of these risks actually occurs, it could materially harm our business and our financial condition and results of operations. In this event, the market price of our common stock could decline and you may lose part or all of your investment.

Use of proceeds
We estimate that the net proceeds to us from the sale of the 5,000,000 shares of common stock we are offering will be approximately $           million after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. If the underwriters exercise their overallotment option in full, we estimate the net proceeds to us from this offering will be approximately $           million.
We intend to use the net proceeds of this offering to fund the growth of our business, principally our Residential Mortgage Credit and Spread strategies, through the purchase of additional mortgage assets.

Dividends and dividend policy
To maintain our qualification as a REIT, we must distribute at least 90% of our net taxable income to our stockholders each year. We have done so in the past and intend to continue to do so in the future through the declaration and payment of regular quarterly dividends. We have a dividend reinvestment plan that enables stockholders to reinvest dividends automatically in additional shares of our common stock.
The following table sets forth the per share cash distributions we have declared through October 10, 2006 of our current fiscal year and our two prior fiscal years.

	Cash dividends
	declared per share		Declaration date

2006:
First Quarter	$0.05		March 31, 2006
Second Quarter	0.20		June 12, 2006
Third Quarter	0.30		September 28, 2006
Special Dividend	0.075	*	October 10, 2006
Fourth Quarter
2005:
First Quarter	$0.36		March 31, 2005
Second Quarter	0.27		June 29, 2005
Third Quarter	0.11		September 30, 2005
Fourth Quarter	0.03		December 20, 2005
2004:
First Quarter	$0.42		March 9, 2004
Second Quarter	0.43		June 28, 2004
Third Quarter	0.43		September 28, 2004
Fourth Quarter	0.43		December 21, 2004

*	This amount represents a special dividend of $0.075 per share payable on November 10, 2006 to stockholders of record as of the close of business on October 20, 2006.

Capitalization
The following table sets forth our equity capitalization as of June 30, 2006:

•	on an actual basis;

•	on a pro forma basis to give effect to our cash dividend of $0.30 per share (approximately $12 million) declared on September 28, 2006, which is payable on November 6, 2006 to stockholders of record on October 9, 2006 and our cash dividend of $0.075 per share (approximately $3 million) declared on October 10, 2006, which is payable on November 10, 2006 to stockholders of record on October 20, 2006; and

•	on an as adjusted basis to reflect the issuance and sale of 5,000,000 shares of our common stock we are offering at a public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	As of June 30, 2006

			Pro forma
	Actual	Pro forma	as adjusted

	(in thousands, except share
	and per share amounts)
	(unaudited)
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2006 actual, pro forma or pro forma as adjusted	—	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized; 39,065,245 shares issued and outstanding at June 30, 2006 actual and pro forma, and issued and outstanding as of June 30, 2006 pro forma as adjusted	$39	$39	$
Additional paid-in capital	498,084	498,084
Accumulated other comprehensive loss	(8,431)	(8,431)
Accumulated distributions in excess of accumulated earnings	(97,191)	(111,840)

Total stockholders’ equity	$392,501	$377,852	$

The table above should be read in conjunction with our financial statements and related notes included in our annual report on Form 10-K for the fiscal year ended December 31, 2005 and our quarterly reports on Form 10-Q for subsequent fiscal quarters, all of which are incorporated by reference into the accompanying prospectus. The table is based on 39,065,245 shares of our common stock outstanding as of June 30, 2006 and excludes 55,000 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2006 under our long-term incentive plan at a weighted average exercise price of $14.82 per share, and of which options to purchase 53,334 shares are currently exercisable at a weighted average exercise price of $14.87 per share.

Additional federal income tax considerations
The following is a summary of certain additional federal income tax considerations. For additional information, see “Certain United States Federal Income Tax Considerations” beginning on page 47 of the accompanying prospectus.
TAXATION OF OUR COMPANY
We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2003. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. In connection with this offering, Hunton & Williams LLP is issuing an opinion that we qualified to be taxed as a REIT for our taxable years ended December 31, 2003 through December 31, 2005, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2006 and in the future. You should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions (including an assumption that prior opinions regarding our REIT qualification issued by other law firms are correct), is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the Internal Revenue Service or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for 2006 or any future taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “Certain United States Federal Income Tax Considerations—Failure to Qualify as a REIT” in the accompanying prospectus.
TAXABLE MORTGAGE POOLS AND EXCESS INCLUSION INCOME
An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
Under US Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets and therefore the entity would not be treated as a taxable mortgage pool.
We expect that certain of our current and future securitizations will result in the treatment of certain portions of our assets as taxable mortgage pools for federal income tax purposes. When an entity, or a

Additional federal income tax considerations

portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT’s assets held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in one or more taxable mortgage pools.
A portion of our income from a taxable mortgage pool, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a real estate mortgage investment conduit, or REMIC, residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity.
Although the law is unclear, we might be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from a taxable mortgage pool equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules may apply if we own a residual interest in a REMIC. To the extent that we own a taxable mortgage pool or a REMIC residual interest through a taxable REIT subsidiary, we will not be subject to this tax. In addition, to the extent that stock owned by “disqualified organizations” is held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.
We expect that our current and future securitizations will result in the treatment of certain portions of our assets as one or more taxable mortgage pools. In addition, it is possible that one or more “disqualified organizations” will own our stock in record name. In that event, we may become subject to the tax described above. Because this tax would be imposed on us, all of our stockholders, including stockholders that are not “disqualified organizations,” would bear a portion of the tax cost associated with the classification of certain portions of our assets as one or more taxable mortgage pools.

Additional federal income tax considerations

We will allocate any excess inclusion income we realize to our stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (iii) would result in the application of US federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “Certain United States Federal Income Tax Considerations—Passive Activity Losses, Investment Interest Limitations and Other Considerations of Holding Our Stock” and “—Taxation of Tax-Exempt Stockholders” and “—Taxation of Non-United States Stockholders” in the accompanying prospectus. The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.
If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not have, and currently do not intend to form, any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.
DISTRIBUTION TEST AND EXCISE TAX
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

-	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

-	90% of our after-tax net income, if any, from foreclosure property,

•	minus the sum of certain items of non-cash income.
We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.
Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our ordinary income for such year,

•	95% of our capital gain income for such year, and

•	any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term

Additional federal income tax considerations

capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above.
From time to time, we experience timing differences between the actual receipt of cash and actual payment of expenses and the inclusion of income and deduction of expenses in arriving at our net taxable income. Examples of those timing differences include the following:

•	Certain mortgages that we purchase directly and certain mortgages collateralizing mortgage-backed securities that we purchase permit negative amortization. A negative amortization provision in a mortgage allows the borrower to defer payment of a portion or all of the monthly interest accrued on the mortgage and to add the deferred interest amount to the principal balance of the mortgage. When a mortgage or a mortgage collateralizing a mortgage-backed security experiences negative amortization, we continue to recognize interest income attributable to the negative amortization on the mortgage or mortgage-backed security even though we do not receive cash in an amount equal to the deferred portion of the interest income.

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•	We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or mortgage-backed securities have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans. In addition, in such a case, we may be required to make a non-deductible principal payment on our borrowings with the proceeds from the disposition or principal payment.

•	We may recognize taxable income without receiving a corresponding cash payment if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our net taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock. Moreover, because we often do not receive timely information with respect to the income from our mortgage-backed securities, it may be difficult for us to estimate our net taxable income and make sufficient distributions to avoid the 4% nondeductible excise tax. Although we intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax, our non-cash income and the lack of timely information regarding our mortgage-backed securities may cause us to incur the 4% nondeductible excise tax in the future.

Additional federal income tax considerations

TAXABLE REIT SUBSIDIARIES
We may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the REIT requirements if earned directly by us. A corporation will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.
We and any corporate subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary on a form signed by us and the subsidiary. A corporation of which a qualifying taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of our assets may consist of securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of our assets may consist of the securities of taxable REIT subsidiaries and other non-taxable REIT subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to ensure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between our taxable REIT subsidiaries and us that are not conducted on an arm’s-length basis.
We currently have four taxable REIT subsidiaries. Three subsidiaries, Maia Mortgage Finance Statutory Trust (“Maia”), Lares Asset Securitization, Inc. and Juno CDO Finance, Inc., were formed to purchase mortgage loans and mortgage-backed securities and conduct securitizations. The fourth taxable REIT subsidiary, Proserpine LLC, was formed to provide management services with respect to certain of our subsidiaries that acquire and securitize mortgage loans. We believe that all transactions between us and our taxable REIT subsidiaries have been, and will be, conducted on an arm’s-length basis.
WE HAVE A POTENTIAL TAX LIABILITY AS A RESULT OF A DEFECTIVE TAXABLE REIT SUBSIDIARY ELECTION
As described above, we and our subsidiaries must timely elect for our subsidiaries to be treated as taxable REIT subsidiaries on elections signed by us and our subsidiaries. We timely filed an election to treat Maia, one of our subsidiaries, as a taxable REIT subsidiary. That election contained certain technical defects. Maia has executed several REMIC securitizations, which are treated as sales for federal income tax purposes. If Maia were not treated as a taxable REIT subsidiary, the gain from those sales would likely be subject to the 100% tax on prohibited transactions. If we incur that tax liability, it would reduce the amount we have available to distribute to our stockholders by approximately $3 million. See “Certain United States Federal Income Tax Considerations—General” in the accompanying prospectus for a discussion of the 100% tax on prohibited transactions.
Applicable Treasury regulations provide a procedure under which a late or defective filing of an election, such as a taxable REIT subsidiary election, will be excused, provided that the taxpayer has established to the Internal Revenue Service’s satisfaction that the taxpayer has acted reasonably and in good faith and that the interests of the government will not be prejudiced. We have submitted a request for a private letter ruling to the Internal Revenue Service seeking such relief. Our counsel advises us that the Internal Revenue Service has granted relief to other REITs in similar situations. If we do not receive such a ruling, our qualification as a REIT would not be jeopardized.

Additional federal income tax considerations

RECENT LEGISLATION
The Gulf Opportunity Zone Act of 2005 and the Tax Increase Prevention and Reconciliation Act of 2005 amended certain rules relating to REITs and the taxation of stockholders of a REIT. The changes made by the Gulf Opportunity Zone Act of 2005 and the Tax Increase Prevention and Reconciliation Act of 2005 most relevant to us include:

•	In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% Asset Test or the 10% Asset Test (as described in “Certain United State Federal Income Tax Considerations—Asset Tests” in the accompanying prospectus), as long as the failure is due to reasonable cause and not due to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, (2) file a schedule with the Internal Revenue Service that identifies each asset that caused us to fail such test and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	The preferential tax rates for qualified dividend income and capital gains (currently at a maximum rate of 15%), which were scheduled to expire in 2008, have been extended to apply to the 2009 and 2010 tax years. Without further congressional action, the maximum tax rate on qualified dividend income will increase to 39.6% in 2011 and the maximum tax rate on capital gains will increase to 20% in 2011. Qualified dividend income generally includes dividends paid to stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our net taxable income distributed to our stockholders, see “Certain United States Federal Income Tax Considerations—General” in the accompanying prospectus, our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 35%.

Underwriting
We are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriters named below. UBS Securities LLC is the representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of shares of common stock listed next to its name in the following table:

Number of
Underwriters	shares

UBS Securities LLC
JMP Securities LLC

Total	5,000,000

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.
Our common stock is offered subject to a number of conditions, including:

•	receipt and acceptance of our common stock by the underwriters, and

•	the underwriters’ right to reject orders in whole or in part.
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectus supplements and prospectuses electronically.
Sales of shares made outside of the United States may be made by affiliates of the underwriters. Upon the execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.
OVER-ALLOTMENT OPTION
We have granted the underwriters an option to buy up to 750,000 additional shares of our common stock. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, they will purchase additional shares approximately in proportion to the amounts specified in the table above.
COMMISSIONS AND DISCOUNTS
Shares sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $           per share from the public offering price. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers at a discount of up to $           per share from the public offering price. If all the shares are not sold at the public offering price, the representative may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

Underwriting

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters, assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 750,000 shares:

	No exercise	Full exercise

Per share	$	$
Total	$	$
In compliance with NASD guidelines, the maximum compensation received by NASD Members in connection with this offering will not exceed 10% of the gross proceeds of the offering, plus 0.5% for bona fide due diligence expenses.
We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $          .
NO SALES OF SIMILAR SECURITIES
We, our executive officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of UBS Securities LLC, subject to limited exceptions, offer, sell, contract to sell or otherwise dispose of or hedge our common stock or securities convertible into or exercisable or exchangeable for our common stock. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, UBS Securities LLC may in its sole discretion release all or some of the securities from these lock-up agreements.
INDEMNIFICATION AND CONTRIBUTION
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters and their controlling persons may be required to make in respect of those liabilities.
NEW YORK STOCK EXCHANGE LISTING
Our common stock is quoted on The New York Stock Exchange under the symbol “LUM.”
PRICE STABILIZATION, SHORT POSITIONS, PASSIVE MARKET MAKING
In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.
Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the

Underwriting

underwriters’ over-allotment option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.
The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.
As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on The New York Stock Exchange, in the over-the-counter market or otherwise.
In addition, in connection with this offering the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The New York Stock Exchange prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The New York Stock Exchange no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.
AFFILIATIONS
The underwriters and their affiliates have provided and may provide certain commercial banking, financial advisory and investment banking services for us for which they receive fees. The underwriters and their affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.
NOTICE TO INVESTORS
European Economic Area
With respect to each Member State of the European Economic Area which has implemented Prospectus Directive 2003/71/ EC, including any applicable implementing measures, from and including the date on which the Prospectus Directive is implemented in that Member State, the offering of our common stock in this offering is only being made:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

Underwriting

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
United Kingdom
Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses and in compliance with all applicable provisions of the FSMA with respect to anything done in relation to shares of our common stock in, from or otherwise involving the United Kingdom. In addition, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this offering circular is directed only at (1) persons outside the United Kingdom, (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) or (3) above) should not rely or act upon this communication.
Switzerland
Shares of our common stock may be offered in Switzerland only on the basis of a non-public offering. This prospectus does not constitute an issuance prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss exchange. The shares of our common stock may not be offered or distributed on a professional basis in or from Switzerland and neither this prospectus nor any other offering material relating to shares of our common stock may be publicly issued in connection with any such offer or distribution. The shares have not been and will not be approved by any Swiss regulatory authority. In particular, the shares are not and will not be registered with or supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act.

Legal matters
Certain legal matters in connection with this offering will be passed upon for us by Duane Morris LLP, Philadelphia, Pennsylvania and for the underwriters by Clifford Chance US LLP, New York, New York. Duane Morris LLP and Clifford Chance US LLP will rely as to certain matters of Maryland law upon Venable LLP, Baltimore, Maryland. Certain federal income tax matters will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia.

Experts
The consolidated financial statements of Luminent Mortgage Capital, Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting incorporated in the accompanying prospectus by reference from the Annual Report of Luminent Mortgage Capital, Inc. on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
$500,000,000
Common Stock
Preferred Stock
Warrants to Purchase Common Stock or Preferred Stock
Debt Securities
        By this prospectus, we may offer, from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock or preferred stock;

•	debt securities; or

•	any combination of the foregoing
in one or more series with an aggregate initial public offering price of up to $500,000,000. We will provide specific terms of each issuance of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you decide to invest.
      This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.
      Our common stock is listed on the New York Stock Exchange under the symbol “LUM.”
      To ensure we qualify as a real estate investment trust, no person may own more than 9.8% of the outstanding shares of any class of our common stock or our preferred stock, unless our board of directors waives this limitation.
       See “Risk Factors” beginning on page 6 of this prospectus for a description of risks that should be considered by purchasers of these securities.
       We may offer these securities in amounts, at prices and on terms to be set forth in one or more prospectus supplements. We may sell these securities to or through underwriters, dealers or agents or we may sell these securities directly to investors on our own behalf.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 19, 2005

      You should rely only on the information contained in or incorporated by reference into this prospectus and any related prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the related prospectus supplement and the documents incorporated by reference herein is accurate only as of its respective date or dates or on the date or dates specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus, including any prospectus supplement, and the documents incorporated by reference herein contain certain forward-looking statements. Forward-looking statements are those that are not historical in nature. They can often be identified by the inclusion of words such as “will,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions. Any projection of revenues, earnings or losses, distributions, capital structure or other financial terms is a forward-looking statement.
      Our forward-looking statements are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statement. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are:

•	interest rate mismatches between our mortgage-backed securities and the borrowings we use to fund our purchases of such securities;

•	changes in interest rates and mortgage prepayment rates;

•	our ability to obtain or renew sufficient funding to maintain our leverage strategies;

•	potential impacts of our leveraging policies on our net income and cash available for distribution;

•	our limited operating history and the limited experience of Seneca Capital Management LLC, our management company, in managing a real estate investment trust, or REIT;

•	the ability of our board of directors to change our operating policies and strategies without stockholder approval or notice to you;

•	effects of interest rate caps on our adjustable-rate and hybrid adjustable-rate mortgage-backed securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the fact that Seneca could be motivated to recommend riskier investments in an effort to maximize its incentive compensation under its management agreement with us;

•	potential conflicts of interest arising out of our relationship with Seneca, on the one hand, and Seneca’s relationships with other third parties, on the other hand; and

•	our ability to invest up to 10% of our investment portfolio in lower-credit quality mortgage-backed securities that carry an increased likelihood of default or rating downgrade relative to investment-grade securities;

•	your inability to review the assets that we will acquire with the net proceeds of any securities we offer;

•	the other important factors described in this prospectus, including under the caption “Risk Factors,” in any prospectus supplement and in the documents incorporated herein by reference.
      We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described in our forward-looking statements might not occur. We qualify all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, any prospectus supplement and the documents incorporated herein by reference.

ii

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may offer and sell any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock and debt securities in one or more offerings for total proceeds of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We encourage you to read, in their entirety, this prospectus and any related prospectus supplement, as well as the information that is incorporated by reference herein. You should read this entire prospectus carefully, including the section titled “Risk Factors” before making an investment in our securities. As used in this prospectus, “Luminent,” “company,” “we,” “our” and “us” refer to Luminent Mortgage Capital, Inc. and “Seneca,” “our Manager” and “the Manager” refer to Seneca Capital Management LLC, except where the context otherwise requires.
LUMINENT MORTGAGE CAPITAL, INC.
General
      We were incorporated in April 2003 to invest primarily in U.S. agency and other highly-rated, single-family, adjustable-rate, hybrid adjustable-rate and fixed-rate mortgage-backed securities, which we acquire in the secondary market. Our strategy is to acquire mortgage-related assets, finance these purchases in the capital markets and use leverage in order to provide an attractive return on stockholders’ equity. Through this strategy, we seek to earn income, which is generated from the spread between the yield on our earning assets and our costs, including the interest cost of the funds we borrow. We operate as a REIT, and generally do not pay federal corporate income taxes on our income that is distributed to our stockholders.
      We commenced operations in June 2003, following the completion of a private placement of our common stock, in which we raised net proceeds of approximately $159.7 million. On December 18, 2003, we completed an initial public offering of our common stock in which we raised net proceeds of approximately $157.0 million. On December 19, 2003, our common stock began trading on the New York Stock Exchange, or NYSE, under the trading symbol “LUM.” On March 29, 2004, we completed a follow-on public offering of our common stock in which we raised net proceeds of approximately $157.5 million.
      We invest primarily in adjustable-rate and hybrid adjustable-rate mortgage-backed securities. Adjustable-rate mortgage-backed securities have interest rates that reset periodically, typically every six months or on an annual basis. Hybrid adjustable-rate mortgage-backed securities have interest rates that are fixed for the first few years of the loan — typically three, five, seven or 10 years — and thereafter reset periodically in a manner similar to adjustable-rate mortgage-backed securities.
      Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement and other borrowed funds to invest in mortgage-backed securities similar to those currently in our portfolio. We will seek to acquire mortgage-backed securities that will produce competitive returns, taking into consideration the amount and nature of the anticipated returns from the investment, our ability to pledge the investment for secured, collateralized borrowings and the costs associated with financing, managing, securitizing and reserving for these investments. As of the date of this prospectus, we have not identified any specific mortgage-backed securities that we intend to acquire with the net proceeds of this offering. All of the mortgage-backed securities that we acquired with the net proceeds of our initial public offering and our follow-on offering are agency-backed or have AAA credit ratings from at least one nationally-recognized statistical rating agency, and all of the securities are either adjustable-rate or hybrid adjustable-rate mortgage-backed securities. We expect that the substantial majority, or perhaps all of the mortgage-backed securities that we acquire with the net proceeds of this offering will be agency-backed or have AAA credit ratings. Such securities are readily available in the market. As of June 30, 2004, the market for residential mortgage debt that had been securitized into mortgage-backed securities was approximately $4.2 trillion, approximately $3.4 trillion of which was agency-backed and, therefore, generally consistent with our investment guidelines. As of June 30, 2004, approximately $69.8 billion of all available mortgage-backed securities were held by REITs.
      We have financed our acquisition of mortgage-related assets by investing our equity and by borrowing at short-term rates under repurchase agreements. We intend to continue to finance our acquisitions in this manner. We generally seek to borrow between eight and 12 times the amount of our equity. We actively manage the adjustment periods and the selection of the interest rate indices of our borrowings against the adjustment periods and the selection of indices on our mortgage-related assets in order to manage our liquidity and interest rate-related risks. We may also choose to engage in various hedging activities designed to match more closely the terms of our assets and liabilities.
      As a long-term holder of mortgage-backed securities, we focus on acquiring, financing and managing a diverse portfolio of mortgage-backed securities with a variety of characteristics that we believe will provide attractive returns in a multitude of interest rate and prepayment environments. We do not construct our overall investment portfolio in order to express a directional expectation for interest rates or mortgage prepayment rates.
      We review the credit risk associated with each potential investment and may diversify our portfolio to avoid undue geographic, guarantor, industry and other types of concentrations. By maintaining a large percentage of our assets in high-quality and highly-rated assets, many of which are guaranteed under limited circumstances as to payment of a limited amount of principal and interest by federal agencies or federally-chartered entities such as Fannie Mae, Freddie Mac or Ginnie Mae, we believe we can mitigate our exposure to losses from credit risk.
      In addition to the strategies described above, we intend to use other strategies to seek to generate earnings and distributions to our stockholders, which may include the following:

•	increasing the size of our balance sheet at a rate faster than the rate of increase in our operating expenses;

•	using leverage to increase the size of our balance sheet; and

•	lowering our effective borrowing costs over time by seeking direct funding with collateralized lenders.
      We are externally managed and advised by Seneca pursuant to a management agreement between Seneca and us. We have a full-time chief financial officer who is not employed by Seneca, and who provides us with dedicated financial management, analysis and investor relations capability.
      We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. As such, we will routinely distribute substantially all of the income generated from our operations to our stockholders. As long as we retain our REIT status, we generally will not be subject to U.S. federal or state corporate taxes on our income to the extent that we distribute our net income to our stockholders.
      Our principal offices are located at 909 Montgomery Street, Suite 500, San Francisco, California 94133. Our telephone number is (415) 486-2110 and our website is www.luminentcapital.com. Information contained on our website does not constitute a part of this prospectus.
Seneca and Executive Officers
      Our day-to-day operations are externally managed and advised by Seneca, subject to the direction and oversight of our board of directors. Seneca was established in 1989, and is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Seneca, whose sole business is investment management, manages fixed-income and equity assets for pension and profit-sharing plans, financial institutions, such as banking and insurance companies, and mutual funds for retail and institutional investors. Seneca had over 100 full-time employees and approximately $13 billion of institutional and private investment accounts on September 30, 2004.

      From time to time, we will assess whether we should be internally managed. In May 2004, our board of directors formed a committee of independent directors to assess the advisability of internalization. We believe this on-going assessment will consider a number of factors, including, without limitation, our ability to attract and retain full-time employees, and the costs, expenses and potential efficiencies related to becoming internally managed.
      A majority of Seneca’s outstanding equity interests are owned by Phoenix Investment Partners, Ltd., or Phoenix. Phoenix is a wholly owned subsidiary of The Phoenix Companies, Inc. (NYSE: PNX). Our board of directors consists of seven members, five of whom are not affiliated with Seneca or Phoenix. Neither this prospectus nor any offering or sale of securities made through this prospectus and a related prospectus supplement are endorsed or guaranteed in any way by Seneca or Phoenix.
      Our executive officers have significant experience in providing investment advisory services, with an average of 17 years of experience. Prior to founding Seneca in 1989, Gail P. Seneca, our chief executive officer, spent two years as senior vice president of the Asset Management Division of Wells Fargo Bank, where she managed fixed-income assets in excess of $10 billion. Before joining Seneca as its fixed income chief investment officer, Albert J. Gutierrez, our president, spent two years as head of portfolio management, trading and investment systems at American General Investment Management, where he was responsible for approximately $75 billion in client assets, and 12 years with Conseco Capital Management as a senior vice president in charge of fixed income research and trading as well as insurance asset portfolio management. Other than our full-time chief financial officer, all of our executive officers are also employees and/or officers of Seneca, as described in the following table:

Name	Position with Seneca	Position with Us

Gail P. Seneca, Ph.D.	President/Chief Executive Officer and Chief Investment Officer	Chairman of the Board of Directors and Chief Executive Officer
Albert J. Gutierrez, CFA	Fixed Income Chief Investment Officer and Principal	President and Director
Christopher J. Zyda	None	Senior Vice President and Chief Financial Officer
Andrew S. Chow, CFA	Fixed Income Portfolio Manager	Senior Vice President
The Management Agreement
      Pursuant to our management agreement, Seneca, as our sole manager, generally implements our business strategy, is responsible for our day-to-day operations and performs services and activities relating to our assets and operations in accordance with the terms of the management agreement. The management agreement will remain in effect until terminated. Seneca’s services for us can be divided into the following three principal activities:

•	Asset Management — Seneca advises us with respect to, arranges for and manages the acquisition, financing, management and disposition of, our investments.

•	Liability Management — Seneca evaluates the credit risk and prepayment risk of our investments and arranges borrowing and hedging strategies.

•	Capital Management — Seneca coordinates our capital raising activities.
      In conducting these activities, Seneca advises us on the formulation of, and implements, our operating strategies and policies, arranges for our acquisition of assets, monitors the performance of our assets, arranges for various types of financing and hedging strategies and provides administrative and managerial services in connection with our operations. At all times in the performance of these activities, Seneca is subject to the direction and oversight of our board of directors.

      Pursuant to the management agreement and a cost-sharing agreement between Seneca and us, Seneca may earn or be entitled to receive the following compensation, fees and other benefits:

•	Base management fee — 1% per annum of the first $300 million of our average net worth, plus 0.8% per annum of our average net worth in excess of $300 million during such fiscal year, calculated on a quarterly basis.

•	Incentive compensation — a specified percentage of our REIT taxable net income (before deducting incentive compensation, net operating losses and certain other items) in excess of a threshold amount of taxable income, calculated on a quarterly basis and subject to annual reconciliation.

•	Out-of-pocket expense reimbursements — reimbursement of actual out-of-pocket expenses incurred in connection with our administration on an ongoing basis.

•	Reimbursement of overhead expenses — reimbursement of actual costs attributable to our use of services rendered by Seneca pursuant to the cost-sharing agreement. Our portion of such costs is allocated to us as determined by Seneca, subject to reasonable approval by a majority of our independent directors.

•	Termination fee — payable only upon termination by us without cause or by Seneca upon our change of control. Actual amount of fee depends on the circumstances of the termination.
      For a more detailed discussion of the compensation and other fees payable to Seneca, as well as our and Seneca’s right to terminate the management agreement, see the management agreement and cost-sharing agreement incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Conflicts of Interest
      We are subject to potential conflicts of interest involving Seneca because, among other reasons:

•	the incentive compensation, which is based on our net income, may create an incentive for Seneca to recommend investments with greater income potential, which may be relatively more risky than would be the case if its compensation from us did not include an incentive-based component;

•	Seneca is permitted to purchase mortgage-backed securities for its own account and to advise accounts of other clients, and certain investment opportunities appropriate for us also will be appropriate for these accounts; and

•	two of our directors, and all but one of our executive officers, are managers or employees of, or otherwise affiliated with, Seneca.
      The management agreement does not limit or restrict the right of Seneca from engaging in any business or rendering services to any other person, including, without limitation, the purchase of, or rendering advice to others purchasing, mortgage-backed securities that meet our investment guidelines. However, Seneca has agreed that for as long as Seneca is our exclusive manager pursuant to the management agreement, it will not sponsor any other mortgage REIT that invests primarily in high-quality, residential mortgage-backed securities, without first obtaining the approval of a majority of our independent directors.

SUMMARY OF THE SECURITIES OFFERED BY THIS PROSPECTUS
      We may offer any of the following securities from time to time:

•	common stock;

•	preferred stock;

•	warrants to purchase common stock or preferred stock; and

•	debt securities.
      When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we indicate otherwise. The total dollar amount of all securities that we may issue will not exceed $500,000,000. This prospectus, including the following summary of the securities we may issue, describes the general terms of such securities. The specific terms of any particular securities we may offer will be described in a separate prospectus supplement.
Common Stock
      We may offer shares of our common stock, which is currently traded on the New York Stock Exchange under the symbol “LUM”. See “Description of Capital Stock” beginning on page 21 of this prospectus.
Preferred Stock
      We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or the method of calculating the rate and periods for dividends, if any; the stated value and liquidation preference, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any and any other specific terms of the particular series of preferred stock. See “Description of Capital Stock” beginning on page 21 of this prospectus.
Warrants
      We may offer warrants to purchase our common stock or preferred stock. For any warrants we offer, the applicable prospectus supplement will describe the security underlying the warrant; the expiration date of the warrant; the exercise price or other method of determining the exercise price; the amount and kind, or the method of determining the amount and kind, of the security to be issued upon the exercise of the warrant and any other specific terms. See “Description of Capital Stock — Warrants” beginning on page 27 of this prospectus.
Debt Securities
      We may offer debt securities in one or more series. The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The applicable prospectus supplement will describe the terms of any debt securities. See “Description of Debt Securities” beginning on page 30 of this prospectus.

RISK FACTORS
      An investment in our securities involves various risks. Before you decide to invest in our securities, you should consider carefully the following risk factors in connection with the other information in this prospectus, the prospectus supplement accompanying this prospectus and the documents incorporated herein by reference. Our business, financial condition or results of operations could be harmed if any of these risks or uncertainties actually occurs. In that event, the price of our securities could decline and you might lose all or part of your investment. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors described below, in any prospectus supplement and the documents incorporated herein by reference. These risks are not the only ones that may affect us. Additional risks not presently known to us or that we currently deem immaterial might also impair our business operations.
Risks Related to Our Business

Interest rate mismatches between our mortgage-backed securities and the borrowings used to fund our purchases of mortgage-backed securities might reduce our net income or result in losses during periods of changing interest rates.
      We invest primarily in adjustable-rate and hybrid adjustable-rate mortgage-backed securities. The mortgages underlying these adjustable-rate mortgage-backed securities have interest rates that reset periodically, typically every six months or on an annual basis, based upon market-based indices of interest rates such as U.S. Treasury bonds or LIBOR, the interest rate that banks in London offer for deposits in London of U.S. dollars. The mortgages underlying hybrid adjustable-rate mortgage-backed securities have interest rates that are fixed for the first few years of the loan — typically three, five, seven or 10 years — and thereafter their interest rates reset periodically similar to the mortgages underlying adjustable-rate mortgage-backed securities. We have funded our acquisitions, and expect to fund our future acquisitions, of adjustable-rate and hybrid adjustable-rate mortgage-backed securities in part with borrowings that have interest rates based on indices and repricing terms similar to, but with shorter maturities than, the interest rate indices and repricing terms of our adjustable-rate and hybrid adjustable-rate mortgage-backed securities. During periods of changing interest rates, this interest rate mismatch between our assets and liabilities could reduce or eliminate our net income and distributions to our stockholders and could cause us to suffer a loss.
      Accordingly, in a period of rising interest rates, we could experience a decrease in, or elimination of, our net income or a net loss because the interest rates on our borrowings could increase faster than the interest rates on our adjustable-rate mortgage-backed securities. Conversely, in a period of declining interest rates, we could experience a decrease in, or elimination of, our net income or a net loss because our amortization of premiums could increase.

Increased levels of prepayments on the mortgages underlying our mortgage-backed securities might decrease our net interest income or result in a net loss.
      The mortgage-backed securities that we acquire generally represent interests in pools of mortgage loans. The principal and interest payments we receive from our mortgage-backed securities are generally funded by the payments that mortgage borrowers make on those underlying mortgage loans. When borrowers prepay their mortgage loans sooner than expected, corresponding prepayments on the mortgage-backed securities occur sooner than expected by the marketplace. Sooner-than-expected prepayments could harm our results of operations in the following ways, among others:

•	We seek to purchase mortgage-backed securities that we believe to have favorable risk-adjusted expected returns relative to market interest rates at the time of purchase. If the coupon interest rate for a mortgage-backed security is higher than the market interest rate at the time it is purchased, then that mortgage-backed security will be acquired at a premium to its par value.

•	In accordance with applicable accounting rules, we are required to amortize any premiums or accrete discounts related to our mortgage-backed securities over their expected terms. The amortization of a premium reduces interest income, while the accretion of a discount increases interest income. The expected terms for mortgage-backed securities are a function of the prepayment rates for the mortgages underlying the mortgage-backed securities. Mortgage-backed securities that are at a premium to their par value are more likely to experience prepayment of some or all of their principal through refinancings. If the mortgages underlying our mortgage-backed securities purchased at a premium are prepaid in whole or in part more quickly than their respective maturity dates, then we must also amortize their respective premiums more quickly, which would decrease our net interest income and harm our profitability.

•	A substantial portion of our adjustable-rate mortgage-backed securities may bear interest at rates that are lower than their “fully-indexed rates,” which refers to their applicable index rates plus a margin. If an adjustable-rate mortgage-backed security is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, we will have held that mortgage-backed security while it was less profitable and lost the opportunity to receive interest at the fully-indexed rate over the remainder of its expected life.

•	If we are unable to acquire new mortgage-backed securities to replace the prepaid mortgage-backed securities, our financial condition, results of operations and cash flow may suffer and we could incur losses.

      Prepayment rates generally increase when interest rates decline and decrease when interest rates rise; however, changes in prepayment rates may lag behind changes in interest rates and are difficult to predict. Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, general economic conditions and the relative interest rates on adjustable-rate and fixed-rate mortgage loans. While we seek to minimize prepayment risk, we must balance prepayment risk against other risks and the potential returns of each investment when selecting investments. No strategy can completely insulate us from prepayment or other such risks.

We depend on short-term borrowings to purchase mortgage-related assets and reach our desired amount of leverage. If we fail to obtain or renew sufficient funding on favorable terms or at all, we will be limited in our ability to acquire mortgage-related assets, which will harm our results of operations.
      We depend on short-term borrowings to fund acquisitions of mortgage-related assets and reach our desired amount of leverage. Accordingly, our ability to achieve our investment and leverage objectives depends on our ability to borrow money in sufficient amounts and on favorable terms. In addition, we must be able to renew or replace our maturing short-term borrowings on a continuous basis. We depend on a few lenders to provide the primary credit facilities for our purchases of mortgage-related assets. In addition, our existing indebtedness may limit our ability to make additional borrowings. If our lenders do not allow us to renew our borrowings or we cannot replace maturing borrowings on favorable terms or at all, we might have to sell our mortgage-related assets under adverse market conditions, which would harm our results of operations and may result in losses.

Our leverage strategy increases the risks of our operations, which could reduce our net income and the amount available for distributions or cause us to suffer a loss.
      We generally seek to borrow between eight and 12 times the amount of our equity, although at times our borrowings may be above or below this amount. We incur this indebtedness by borrowing against a substantial portion of the market value of our mortgage-backed securities. Our total indebtedness, however, is not expressly limited by our policies and depends on our and our prospective lender’s estimate of the stability of our portfolio’s cash flow. We face the risk that we might not be able to meet our debt service obligations or a lender’s margin requirements from our income and, to the extent we cannot, we might be forced to liquidate some of our assets at disadvantageous prices. Our use of leverage amplifies the risks associated with other risk factors, which could reduce our net income and the amount available for distributions or cause us to suffer a loss. For example:

•	A majority of our borrowings are secured by our mortgage-backed securities, generally under repurchase agreements. A decline in the market value of our mortgage-backed securities used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell mortgage-backed securities under adverse market conditions in order to obtain the additional collateral required by the lender. If these sales are made at prices lower than the carrying value of our mortgage-backed securities, we would experience losses.

•	A default under a mortgage-related asset that constitutes collateral for a loan could also result in an involuntary liquidation of the mortgage-related asset, including any cross-collateralized mortgage-backed securities. This circumstance would result in a loss to us to the extent that the value of our mortgage-related asset upon liquidation is less than the amount we borrowed against the mortgage-related asset.

•	To the extent we are compelled to liquidate qualified REIT assets to repay our debts or further collateralize them, our compliance with the REIT rules regarding our assets and our sources of income could be negatively affected, which could jeopardize our status as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and would decrease our overall profitability and our distributions to our stockholders.

•	If we experience losses as a result of our leverage policy, such losses would reduce the amounts available for distribution to our stockholders.

We may incur increased borrowing costs related to repurchase agreements that would harm our results of operations.
      Our borrowing costs under repurchase agreements are generally adjustable and correspond to short-term interest rates, such as LIBOR or a short-term Treasury index, plus or minus a margin. The margins on these borrowings over or under short-term interest rates may vary depending upon a number of factors, including, without limitation, the following:

•	the movement of interest rates;

•	the availability of financing in the market; and

•	the value and liquidity of our mortgage-backed securities.
      Most of our borrowings are collateralized borrowings in the form of repurchase agreements. If the interest rates on these repurchase agreements increases, our results of operations will be harmed and we may have losses.

We have only been in business since June 2003 and our implementation of our operating policies and strategies may not continue to be successful.
      We began operations in June 2003, and therefore have a limited operating history. Our results of operations depend on many factors, including the availability of opportunities to acquire mortgage-related assets, the level and volatility of interest rates, readily accessible short- and long-term funding alternatives in the financial markets and economic conditions. Moreover, delays in fully leveraging and investing the net proceeds of our public offerings may cause our performance to be weaker than other fully leveraged and invested mortgage REITs pursuing comparable investment strategies. Furthermore, we face the risk that our implementation of our operating policies and strategies may not continue to be successful.

Our board of directors may change our operating policies and strategies without stockholder approval or prior notice and such changes could harm our business and results of operations and the value of our stock.
      Our board of directors has the authority to modify or waive our current operating policies and our strategies, including our election to operate as a REIT, without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might be adverse.

We depend on our key personnel, and the loss of any of our key personnel could severely and detrimentally affect our operations.
      We depend on the diligence, experience and skill of our officers and the Seneca personnel who provide management services to us for the selection, acquisition, structuring, monitoring and sale of our mortgage-related assets and the borrowings used to acquire these assets. Our key officers include Gail P. Seneca, Albert J. Gutierrez, Christopher J. Zyda and Andrew S. Chow. We have not entered into employment agreements with our key officers other than Mr. Zyda, who is our Senior Vice President and Chief Financial Officer. With the exception of Mr. Zyda, none of our senior officers, including Ms. Seneca and Messrs. Gutierrez and Chow, devote all of their business time to our business and are free to engage in competitive activities in our industry. In addition, our management agreement with Seneca pursuant to which Ms. Seneca and Messrs. Gutierrez and Chow provide management services to us is terminable by Seneca at any time upon 60 days’ notice. The loss of our key officers or the termination of our management agreement with Seneca could harm our business, financial condition, cash flow and results of operations.

Competition might prevent us from acquiring mortgage-backed securities at favorable yields, which would harm our results of operations.
      Our net income depends on our ability to acquire mortgage-backed securities at favorable spreads over our borrowing costs. In acquiring mortgage-backed securities, we compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage-backed securities, many of which have greater financial resources than we do. As a result, we may not be able to acquire sufficient mortgage-backed securities at favorable spreads over our borrowing costs, which would harm our results of operations.

Interest rate caps related to our mortgage-backed securities may reduce our net income or cause us to suffer a loss during periods of rising interest rates.
      The mortgages underlying our mortgage-backed securities are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount that the interest rate of a mortgage can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase through the maturity of a mortgage.
      Our borrowings are not subject to similar restrictions. The periodic adjustments to the interest rates of the mortgages underlying our mortgage-backed securities are based on changes in an objective index. Substantially all of the mortgages underlying our mortgage-backed securities adjust their interest rates based on one of two main indices, the U.S. Treasury index, which is a monthly or weekly average yield of benchmark U.S. Treasury securities published by the Federal Reserve Board, or LIBOR.
      Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while interest rate caps could limit the increases in the yields on our mortgage-backed securities. This problem is magnified for mortgage-backed securities that are not fully indexed. Further, some of the mortgages underlying our mortgage-backed securities may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on our mortgage-backed securities than we need to pay interest on our related borrowings. These factors could reduce our net interest income or cause us to suffer a net loss.

We might experience reduced net interest income or a loss from holding fixed-rate investments during periods of rising interest rates.
      A significant portion of our investment portfolio consists of hybrid adjustable-rate mortgage-backed securities. We may also invest in fixed-rate mortgage-backed securities from time to time. We fund our acquisition of fixed-rate mortgage-backed securities, including those based on balloon maturity and hybrid adjustable-rate mortgages, in part with short-term repurchase agreements and term loans. During periods of rising interest rates, our costs associated with borrowings used to fund the acquisition of fixed-rate mortgage-

backed securities are subject to increases, while the income we earn from these assets remains substantially fixed. The reduction or elimination of the net interest spread between the fixed-rate mortgage-backed securities that we purchase and our borrowings used to purchase them would reduce our net interest income and could cause us to suffer a loss.

We might not be able to use derivatives to mitigate our interest rate and prepayment risks.
      Our policies permit us to enter into interest rate swaps, caps and floors and other derivative transactions in an effort to reduce our interest rate and prepayment risks. These transactions might mitigate our interest rate and prepayment risks, but cannot eliminate these risks. Moreover, the use of derivative transactions could have a negative impact on our net income and our status as a REIT and, therefore, our use of such derivatives could be limited.

We may enter into ineffective derivative transactions or other hedging activities that may reduce our net interest rate spread or cause us to suffer losses.
      Our policies permit us, but we are not required, to enter into derivative transactions such as interest rate swaps, caps and floors and other derivative transactions to help us seek to reduce our interest rate and prepayment risks. The effectiveness of any derivative transaction will depend significantly upon whether we correctly quantify the interest rate or prepayment risks being hedged, our execution of and ongoing monitoring of our hedging activities and the treatment of such hedging activities under generally accepted accounting principles in the United States, or GAAP.
      In the case of these hedges, and any other efforts to mitigate the effects of interest rate changes on our liability costs, if we enter into hedging instruments that have higher interest rates embedded in them as a result of the forward yield curve, and at the end of the term of these hedging instruments the spot market interest rates for the liabilities that we hedged are actually lower, then we will have locked in higher interest rates for our liabilities than would be available in the spot market at the time which could result in a narrowing of our net interest rate spread or result in losses. In some situations, we may sell assets or hedging instruments at a loss in order to maintain adequate liquidity.
      In addition, we apply Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted, and record derivatives at fair value. If the derivatives meet the criteria to be accounted for as hedging transactions, the effects of the transactions could be materially different as to timing than if they do not qualify as hedges, which may cause a narrowing of our net interest rate spread or result in losses.

An increase in interest rates might adversely affect our book value.
      We use changes in 10-year U.S. Treasury yields as a reference indicator for changes in interest rates because it is a common market benchmark. Increases in the general level of interest rates can cause the fair market value of our assets to decline, particularly those mortgage-backed securities whose underlying mortgages have fixed-rate components. Our fixed-rate mortgage-backed securities and our hybrid adjustable-rate mortgage-backed securities (during the fixed-rate component of the mortgages underlying such securities) will generally be more negatively affected by such increases than our adjustable-rate mortgage-backed securities. In accordance with GAAP, we will be required to reduce the carrying value of our mortgage-backed securities by the amount of any decrease in the fair value of our mortgage-backed securities compared to their respective amortized costs. If unrealized losses in fair value occur, we will have to either reduce current earnings or reduce stockholders’ equity without immediately affecting current earnings, depending on how we classify such mortgage-backed securities under GAAP. In either case, our net book value will decrease to the extent of any realized or unrealized losses in fair value.

We may invest in leveraged mortgage derivative securities that generally experience greater volatility in market prices, and thus expose us to greater risk with respect to their rate of return.
      We may acquire leveraged mortgage derivative securities that expose us to a high level of interest rate risk. The characteristics of leveraged mortgage derivative securities cause those securities to experience greater volatility in their market prices. Thus, acquisition of leveraged mortgage derivative securities will expose us to the risk of greater volatility in our portfolio, which could reduce our net income and harm our overall results of operations.

Possible market developments could cause our lenders to require us to pledge additional assets as collateral. If our assets are insufficient to meet the collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at disadvantageous prices.
      Possible market developments, including a sharp or prolonged rise in interest rates, an increase in prepayment rates or increasing market concern about the value or liquidity of one or more types of mortgage-backed securities in which our portfolio is concentrated, might reduce the market value of our portfolio, which might cause our lenders to require additional collateral. Any requirement for additional collateral might compel us to liquidate our assets at inopportune times and at disadvantageous prices, thereby harming our operating results. If we sell our mortgage-backed securities at prices lower than their carrying value, we would experience losses.

Because the assets that we acquire might experience periods of illiquidity, we might be prevented from selling our mortgage-related assets at opportune times and prices.
      We bear the risk of being unable to dispose of our mortgage-related assets at advantageous times and prices or in a timely manner because mortgage-related assets generally experience periods of illiquidity. The lack of liquidity might result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale. If we are unable to sell our mortgage-related assets at opportune times, we might suffer a loss and/or reduce our distributions.

We remain subject to losses despite our strategy of investing in highly-rated mortgage-backed securities.
      Our investment guidelines provide that at least 90% of our assets must be invested in mortgage-backed securities that are either agency-backed or are rated at least investment grade by at least one nationally recognized statistical rating agency. While highly-rated mortgage-backed securities are generally subject to a lower risk of default than lower credit quality mortgage-backed securities and may benefit from third-party credit enhancements such as insurance or corporate guarantees, there is no assurance that such mortgage-backed securities will not be subject to credit losses. Furthermore, ratings are subject to change over time as a result of a number of factors, including greater than expected delinquencies, defaults or credit losses or a deterioration in the financial strength of corporate guarantors, any of which may reduce the market value of such securities. Furthermore, ratings do not take into account the reasonableness of the issue price, interest risks, prepayment risks, extension risks or other risks associated with such mortgage-backed securities. As a result, while we attempt to mitigate our exposure to credit risk on a relative basis by focusing on highly-rated mortgage-backed securities, we cannot eliminate such credit risks and remain subject to other risks to our investment portfolio and may suffer losses, which may harm the market price of our common stock.

Our investment guidelines permit us to invest up to 10% of our assets in unrated mortgage-related assets and mortgage-backed securities rated below investment-grade, which carry a greater likelihood of default or rating downgrade than investments in investment-grade mortgage-backed securities and may cause us to suffer losses.
      Our investment guidelines allow us to invest up to 10% of our assets in lower credit quality mortgage-related assets, including mortgage-backed securities that are not rated at least investment grade by at least one nationally-recognized statistical rating organization, and other investments such as leveraged mortgage derivative securities, shares of other REITs, mortgage loans or other mortgage-related investments. If we acquire non-investment-grade mortgage-backed securities, which may include residual mortgage-backed securities, we are more likely to incur losses because the mortgages underlying those securities are made to borrowers possessing lower-quality credit. While all mortgage-backed securities are subject to a risk of default, that risk is greater with non-investment grade mortgage-backed securities. In addition, the rating agencies are more likely to downgrade the credit quality of those securities, which would reduce the value of those securities.

Our use of repurchase agreements to borrow funds may give our lenders greater rights in the event that either we or any of our lenders file for bankruptcy.
      Our borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay if we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that any of our lenders files for bankruptcy. Thus, the use of repurchase agreements exposes our pledged assets to risk in the event of a bankruptcy filing by any of our lenders or us.

Defaults on the mortgage loans underlying our mortgage-backed securities may reduce the value of our investment portfolio and may harm our results of operations.
      We bear the risk of any losses resulting from any defaults on the mortgage loans underlying the mortgage-backed securities in our investment portfolio. Many of the mortgage-backed securities that we acquire have one or more forms of credit enhancement provided by third parties, such as insurance against risk of loss due to default on the underlying mortgage loans or bankruptcy, fraud and special hazard losses. To the extent that third parties have agreed to insure against these types of losses, the value of such insurance will depend in part on the creditworthiness and claims-paying ability of the insurer and the timeliness of reimbursement in the event of a default on the underlying obligations. Further, the insurance coverage for various types of losses is limited in amount, and we would bear losses in excess of these limitations.
      Other mortgage-backed securities that we purchase are subject to limited guarantees of the payment of limited amounts of principal and interest on mortgage loans underlying such mortgage-backed securities, either by federal government agencies, including Ginnie Mae, by federally-chartered corporations, including Fannie Mae and Freddie Mac, or by other corporate guarantors. While Ginnie Mae’s obligations are backed by the full faith and credit of the United States, the obligations of Fannie Mae and Freddie Mac and other corporate guarantors are solely their own. As a result, a substantial deterioration in the financial strength of Fannie Mae, Freddie Mac or other corporate guarantors could increase our exposure to future delinquencies, defaults or credit losses on our holdings of Fannie Mae or Freddie Mac-backed mortgage-backed securities or other corporate-backed mortgage-backed securities, and could harm our results of operations. In addition, while Freddie Mac guarantees the eventual payment of principal, it does not guarantee the timely payment thereof, and our results of operations may be harmed if borrowers are late or delinquent in their payments on mortgages underlying Freddie Mac-backed mortgage-backed securities. Moreover, Fannie Mae, Freddie Mac, Ginnie Mae and other corporate guarantees relate only to payments of limited amounts of principal and interest on the mortgages underlying such agency-backed or corporate-backed securities, and do not guarantee the market value of such mortgage-backed securities or the yields on such mortgage-backed securities. As a result, we remain subject to interest rate risks, prepayment risks, extension risks and other risks associated with our investment in such mortgage-backed securities and may experience losses in our investment portfolio.

Decreases in the value of the property underlying our mortgage-backed securities might decrease the value of our assets.
      The mortgage-backed securities in which we invest are secured by underlying real property interests. To the extent that the value of the property underlying our mortgage-backed securities decreases, our security might be impaired, which might decrease the value of our assets.

Insurance will not cover all potential losses on the underlying real property and the absence thereof may harm the value of our assets.
      Under our asset acquisition policy, we are permitted to invest up to a maximum of 10% of our total assets in assets other than agency-backed securities, or rated as at least investment grade by a nationally recognized statistical rating agency. Mortgage loans that fall outside of this category of investments under our investment guidelines are subject to the 10% limitation. If we elect to purchase mortgage loans, we may require that each of the mortgage loans that we purchase include comprehensive insurance covering the underlying real property, including liability, fire and extended coverage. Certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the underlying real property, which might impair our security and decrease the value of our assets.

Distressed mortgage loans have a higher risk of future default.
      If we elect to purchase mortgage loans, we may purchase distressed mortgage loans as well as mortgage loans that have had a history of delinquencies. These distressed mortgage loans may be in default or may have a greater than normal risk of future defaults and delinquencies, compared to a pool of newly-originated, high quality loans of comparable type, size and geographic concentration. Returns on an investment of this type depend on accurate pricing of such investment, the borrower’s ability to make required payments or, in the event of default, the ability of the loan’s servicer to foreclose and liquidate the mortgage loan. We cannot assure you that the servicer will be able to liquidate a defaulted mortgage loan in a cost-effective manner, at an advantageous price or in a timely manner.

Subordinated loans on real estate are subject to higher risks.
      If we elect to purchase mortgage loans, we may acquire loans secured by commercial properties, including loans that are subordinated to first liens on the underlying commercial real estate. Subordinated mortgage loans are subject to greater risks of loss than first lien mortgage loans. An overall decline in the real estate market could reduce the value of the real property securing such loans such that the aggregate outstanding balance of the second-lien loan and the outstanding balance of the more senior loan on the real property exceed the value of the real property.
Risks Related to Seneca

We pay Seneca incentive compensation based on our portfolio’s performance. This arrangement may lead Seneca to recommend riskier or more speculative investments in an effort to maximize its incentive compensation.
      In addition to its base management fee, Seneca earns incentive compensation for each fiscal quarter equal to a specified percentage of the amount by which our taxable income, before deducting incentive compensation, exceeds a return on equity based on the 10-year U.S. Treasury rate plus 2%. The percentage for this calculation is the weighted-average of the following percentages based on our average net invested assets for the fiscal quarter:

•	20% for the first $400 million of our average net invested assets; and

•	10% of our average net invested assets in excess of $400 million.
      Pursuant to the formula for calculating Seneca’s incentive compensation, Seneca shares in our profits but not in our losses. Consequently, as Seneca evaluates different mortgage-backed securities and other investments for our account, there is a risk that Seneca will cause us to assume more risk than is prudent in an attempt to increase its incentive compensation. Other key criteria related to determining appropriate investments and investment strategies, including the preservation of capital, might be under-weighted if Seneca focuses exclusively or disproportionately on maximizing its incentive income from us.

We may be obligated to pay Seneca incentive compensation even if we incur a loss.
      Pursuant to the management agreement, Seneca is entitled to receive incentive compensation for each fiscal quarter in an amount equal to a tiered percentage of the excess of our taxable income for that quarter (before deducting incentive compensation, net operating losses and certain other items) above a threshold return for that quarter. In addition, the management agreement further provides that our taxable income for incentive compensation purposes excludes net capital losses that we may incur in the fiscal quarter, even if such capital losses result in us incurring net loss for that quarter. Thus, we may be required to pay Seneca incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter.

Because Seneca is entitled to a significant fee if we terminate the management agreement, economic considerations might preclude us from terminating the management agreement in the event that Seneca fails to meet our expectations.
      From time to time, we will assess whether we should be internally managed. In May 2004, our board of directors formed a committee of independent directors to assess the advisability of internalization and this assessment is currently ongoing. If we terminate the management agreement without cause or because we decide to manage our company internally or if Seneca terminates the management in the event of a change of control, then we will have to pay a significant fee to Seneca. The amount of the fee depends on whether:

•	we terminate the management agreement without cause in connection with a decision to manage our portfolio internally, in which case we will be obligated to pay to Seneca a fee equal to the highest amount of management fee incurred in a particular year during the then three most recent years; or

•	our decision to terminate the management agreement without cause is for a reason other than our decision to manage our portfolio internally, in which case we will be obligated to pay Seneca an amount equal to two times the highest amount of management fee incurred in a particular year during the then three most recent years.
      In each of the above cases, Seneca will also receive accelerated vesting of the stock component of its incentive compensation. The actual amount of such fee cannot be known at this time because it is based in part on the performance of our portfolio of mortgage-backed securities. Paying this fee would reduce significantly the cash available for distribution to our stockholders and might cause us to suffer a net operating loss. Consequently, terminating the management agreement might not be advisable even if we determine that it would be more efficient to operate with an internal management structure or if we are otherwise dissatisfied with Seneca’s performance.

Seneca’s liability is limited under the management agreement, and we have agreed to indemnify Seneca against certain liabilities.
      Seneca has not assumed any responsibility to us other than to render the services described in the management agreement, and is not responsible for any action of our board of directors in declining to follow Seneca’s advice or recommendations. Seneca and its directors, officers and employees will not be liable to us for acts performed by its officers, directors or employees in accordance with and pursuant to the management agreement, except for acts constituting gross negligence, recklessness, willful misconduct or active fraud in connection with their duties under the management agreement. We have agreed to indemnify Seneca and its directors, officers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of Seneca not constituting gross negligence, recklessness, willful misconduct or active fraud.

Seneca might allocate mortgage-related opportunities to other entities, and thus might divert attractive investment opportunities away from us.
      Our operations and assets are managed by specified individuals at Seneca. Seneca and those individuals, including some of our officers, manage mortgage and other portfolios for parties unrelated to us. These multiple responsibilities might create conflicts of interest for Seneca and these individuals if they are presented with opportunities that might benefit us and Seneca’s other clients. Seneca and these individuals must allocate investments among our portfolio and their other clients by determining the entity or account for which the investment is most suitable. In making this determination, Seneca and these individuals consider the investment strategy and guidelines of each entity or account with respect to the acquisition of assets, leverage, liquidity and other factors that Seneca and these individuals determine to be appropriate. However, Seneca and those working on its behalf have no obligation to make any specific investment opportunities available to us and the above-mentioned conflicts of interest might result in decisions or allocations of investments that are not in our or our stockholders’ best interests.

Seneca may render services to other mortgage investors, which could reduce the amount of time and effort that Seneca devotes to us.
      Our management agreement with Seneca does not restrict the right of Seneca or any persons working on its behalf to carry on their respective businesses, including the rendering of advice to others regarding the purchase of mortgage-backed securities that would meet our investment criteria. In addition, the management agreement does not specify a minimum time period that Seneca and its personnel must devote to managing our investments. The ability of Seneca to engage in these other business activities, and specifically to manage mortgage-related assets for third parties, could reduce the time and effort it spends managing our portfolio to the detriment of our investment returns.

Seneca has significant influence over our affairs, and might cause us to engage in transactions that are not in our or our stockholders’ best interests.
      In addition to managing us and having two of its officers as members of our board, Seneca provides advice on our operating policies and strategies. Seneca may also cause us to engage in future transactions with Seneca and its affiliates, subject to the approval of, or guidelines approved by, the independent members of our board of directors. Our directors, however, rely primarily on information supplied by Seneca in reaching their determinations. Accordingly, Seneca has significant influence over our affairs, and may cause us to engage in transactions that are not in our or our stockholders’ best interests.

Seneca has limited experience managing a REIT and we cannot assure you that Seneca’s past experience will be sufficient to manage our business as a REIT successfully.
      Seneca has limited experience managing a REIT, and limited experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could cause us to lose our qualification as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

During periods of declining market prices for our common stock, we may be required to issue greater numbers of shares to Seneca for the same amount of incentive compensation arising under the management agreement, which will have a dilutive effect on our stockholders that may harm the market price of our common stock.
      Pursuant to the terms of the management agreement, the incentive compensation payable to Seneca for each fiscal quarter is paid one-half in cash and one-half in restricted shares of our common stock. The number of shares to be issued to Seneca is based on (a) one-half of the total incentive compensation for the period, divided by (b) the average of the closing prices of our common stock over the 30-day period ending three calendar days prior to the grant date, less a fair market value discount determined by our board of directors on a quarterly basis. During periods of declining market prices of our common stock, we may be required to issue more shares to Seneca for the same amount of incentive compensation. Although these shares are subject to restrictions on transfer that lapse ratably over a three-year period, the issuance of these shares will have a dilutive effect on our stockholders that may harm the market price of our common stock.

Investors may not be able to estimate with certainty the aggregate fees and expense reimbursements that will be paid to Seneca under the management agreement and the cost-sharing agreement due to the time and manner in which Seneca’s incentive compensation and expense reimbursements are determined.
      Seneca may be entitled to substantial fees pursuant to the management agreement. Seneca’s base management fee is calculated as a percentage of our average net worth. Seneca’s incentive compensation is calculated as a tiered percentage of our taxable income, before deducting certain items, in excess of a threshold amount of taxable income and is indeterminable in advance of a particular period. Since future payments of base management fees, incentive compensation and expense reimbursements are determined at future dates based upon our then-applicable average net worth, results of operations and actual expenses incurred by Seneca, such fees and expense reimbursements cannot be estimated with mathematical certainty. Any base management fees, incentive compensation or expense reimbursements payable to Seneca may be materially greater or less than the historical amounts and we can provide no assurance at this time as to the amount of any such base management fee, incentive compensation or expense reimbursements that may be payable to Seneca in the future.
Legal and Tax Risks

If we are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability.
      Qualification as a REIT involves the application of highly technical and complex U.S. federal income tax code provisions for which only a limited number of judicial or administrative interpretations exist. Accordingly, it is not certain we will be able to remain qualified as a REIT for U.S. federal income tax purposes. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress or the Internal Revenue Service (the “IRS”), might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect, that could make it more difficult or impossible for us to qualify as a REIT in a particular tax year. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which, among other things, means that we would be unable to deduct distributions to our stockholders in computing taxable income and we would be subject to U.S. federal income tax on our taxable income at regular corporate rates;

•	any resulting tax liability could be substantial, would reduce the amount of cash available for distribution to our stockholders and could force us to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated; and

•	unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification and, thus, our cash available for distribution to our stockholders would be reduced for each of the years during which we did not qualify as a REIT.
      Even if we remain qualified as a REIT, we might face other tax liabilities that reduce our cash flow. Further, we might be subject to federal, state and local taxes on our income and property. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with the REIT requirements might cause us to forego otherwise attractive opportunities.
      In order to qualify as a REIT for U.S. federal income tax purposes, we must satisfy tests concerning, among other things, our sources of income, the nature and diversification of our mortgage-backed securities, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may cause us to forego opportunities we would otherwise pursue.
      In addition, the REIT provisions of the Internal Revenue Code impose a 100% tax on income from “prohibited transactions.” Prohibited transactions generally include sales of assets that constitute inventory or other property held for sale in the ordinary course of a business, other than foreclosure property. This 100% tax could impact our desire to sell mortgage-backed securities at otherwise opportune times if we believe such sales could be considered a prohibited transaction.

Complying with the REIT requirements may limit our ability to hedge effectively.
      The existing REIT provisions of the Internal Revenue Code substantially limit our ability to hedge mortgage-backed securities and related borrowings. Under these provisions, our annual income from qualified hedges, together with any other income not generated from qualified REIT real estate assets, is limited to less than 25% of our gross income. In addition, we must limit our aggregate income from hedging and services from all sources, other than from qualified REIT real estate assets or qualified hedges, to less than 5% of our annual gross income. As a result, we might in the future have to limit our use of advantageous hedging techniques, which could leave us exposed to greater risks associated with changes in interest rates than we would otherwise want to bear. If we fail to satisfy the 25% or 5% limitations, unless our failure was due to reasonable cause and we meet certain other technical requirements, we could lose our REIT status for federal income tax purposes. Even if our failure were due to reasonable cause, we might have to pay a penalty tax equal to the amount of our income in excess of certain thresholds, multiplied by a fraction intended to reflect our profitability.

Complying with the REIT requirements may force us to borrow to make distributions to our stockholders.
      As a REIT, we must distribute 90% of our annual taxable income (subject to certain adjustments) to our stockholders. From time to time, we might generate taxable income greater than our net income for financial reporting purposes from, among other things, amortization of capitalized purchase premiums, or our taxable income might be greater than our cash flow available for distribution to our stockholders. If we do not have other funds available in these situations, we might be unable to distribute 90% of our taxable income as required by the REIT rules. In that case, we would need to borrow funds, sell a portion of our mortgage-backed securities potentially at disadvantageous prices or find another alternative source of funds. These alternatives could increase our costs or reduce our equity and reduce amounts available to invest in mortgage-backed securities.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.
      In order to qualify as a REIT, we must ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, generally, no more than 5% of the value of our assets can consist of the securities of any one issuer. If we fail to comply with these requirements, we could lose our REIT status unless we are able to avail ourselves of certain relief provisions. Under certain relief provisions, we would be subject to penalty taxes.

Failure to maintain an exemption from the Investment Company Act would harm our results of operations.
      We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended. If we fail to qualify for this exemption, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as described in this prospectus.
      The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate. Under the current interpretation of the SEC, in order to qualify for this exemption, we must maintain at least 55% of our assets directly in these qualifying real estate interests. Mortgage-backed securities that do not represent all of the certificates issued with respect to an underlying pool of mortgages may be treated as separate from the underlying mortgage loans and, thus, may not qualify for purposes of the 55% requirement. Therefore, our ownership of these mortgage-backed securities is limited by the provisions of the Investment Company Act.
      In satisfying the 55% requirement under the Investment Company Act, we treat as qualifying interests mortgage-backed securities issued with respect to an underlying pool as to which we hold all issued certificates. If the SEC adopts a contrary interpretation of such treatment, we could be required to sell a substantial amount of our mortgage-backed securities under potentially adverse market conditions. Further, in our attempts to ensure that we at all times qualify for the exemption under the Investment Company Act, we might be precluded from acquiring mortgage-backed securities if their yield is higher than the yield on mortgage-backed securities that could be purchased in a manner consistent with the exemption. These factors may lower or eliminate our net income.

Misplaced reliance on legal opinions or statements by issuers of mortgage-backed securities could result in a failure to comply with the REIT income or assets tests.
      When purchasing mortgage-backed securities, we may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income that qualifies under the REIT gross income tests. The inaccuracy of any such opinions or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

One-action rules may harm the value of the underlying property.
      Several states have laws that prohibit more than one action to enforce a mortgage obligation, and some courts have construed the term “action” broadly. In such jurisdictions, if the judicial action is not conducted according to law, there may be no other recourse in enforcing a mortgage obligation, thereby decreasing the value of the underlying property.

We may be harmed by changes in various laws and regulations.
      Changes in the laws or regulations governing Seneca may impair Seneca’s ability to perform services in accordance with the management agreement. Our business may be harmed by changes to the laws and regulations affecting Seneca or us, including changes to securities laws and changes to the Internal Revenue Code applicable to the taxation of REITs. New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, any of which could harm us, Seneca and our stockholders, potentially with retroactive effect.
      Legislation was recently enacted that reduces the maximum tax rate of non-corporate taxpayers for capital gains (for taxable years ending on or after May 6, 2003 and before January 1, 2009) and for dividends (for taxable years beginning after December 31, 2002 and before January 1, 2009) to 15%. Generally, dividends paid by REITs are not eligible for the new 15% federal income tax rate, with certain exceptions discussed under “United States Federal Income Tax Considerations — Taxation of Taxable United States Stockholders” and “— Distributions Generally.” Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends as more attractive relative to stocks of REITs.

We may incur excess inclusion income that would increase the tax liability of our stockholders.
      In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income as defined in Section 512 of the Internal Revenue Code. If we realize excess inclusion income and allocate it to our stockholders, this income cannot be offset by net operating losses. If the stockholder is a tax-exempt entity, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is foreign, it would be subject to

U.S. federal income tax withholding on this income without reduction pursuant to any otherwise applicable income-tax treaty.
      Excess inclusion income could result if we held a residual interest in a real estate mortgage investment conduit, or REMIC. Excess inclusion income also would be generated if we were to issue debt obligations with two or more maturities and the terms of the payments on these obligations bore a relationship to the payments that we received on our mortgage-backed securities securing those debt obligations. We generally structure our borrowing arrangements in a manner designed to avoid generating significant amounts of excess inclusion income. We do, however, enter into various repurchase agreements that have differing maturity dates and afford the lender the right to sell any pledged mortgage securities if we default on our obligations. The IRS may determine that these borrowings give rise to excess inclusion income that should be allocated among our stockholders. Furthermore, some types of tax-exempt entities, including voluntary employee benefit associations and entities that have borrowed funds to acquire our common stock, may be required to treat a portion of or all of the distributions they may receive from us as unrelated business taxable income. Finally, we may invest in equity securities of other REITs and it is possible that we might receive excess inclusion income from those investments.
Risks Related to Investing in Our Securities

We have not established a minimum distribution payment level, and we cannot assure you of our ability to make distributions to our stockholders in the future.
      Our policy is to make quarterly distributions to our stockholders in amounts such that we distribute all or substantially all of our taxable income in each year, subject to certain adjustments, which, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. We have not established a minimum distribution payment level and our ability to make distributions might be harmed by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will have the ability to make distributions to our stockholders in the future.

Our declared cash distributions may force us to liquidate mortgage-backed securities or borrow additional funds.
      From time to time, our board of directors will declare cash distributions. These distribution declarations are irrevocable. If we do not have sufficient cash to fund distributions, we will need to liquidate mortgage-backed securities or borrow funds by entering into repurchase agreements or otherwise borrowing funds under our margin lending facility to pay the distribution. If required, the sale of mortgage-backed securities at prices lower than the carrying value of such assets would result in losses. Additionally, if we were to borrow funds on a regular basis to make distributions, it is likely that our results of operations and our stock price would be harmed.

Future offerings of debt securities by us, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock.
      In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon our liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the value of our common stock, or both. Our preferred stock, if issued, would have a preference on distributions that could limit our ability to make distributions to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Changes in yields may harm the market price of our common stock.
      Our earnings are derived primarily from the expected positive spread between the yield on our assets and the cost of our borrowings. This spread will not necessarily be larger in high interest rate environments than in low interest rate environments and may also be negative. In addition, during periods of high interest rates, our net income and, therefore, the amount of any distributions on our common stock, might be less attractive compared to alternative investments of equal or lower risk. Each of these factors could harm the market price of our common stock.

The market price and trading volume of our common stock may be volatile.
      The market price of our common stock may be volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above your purchase price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our stock price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our funds from operations or earnings estimates or publication of research reports about us or the real estate industry;

•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	the termination of or resignation by Seneca as our manager;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Issuance of large amounts of our stock could cause our price to decline.
      This prospectus may be used for the issuance of additional shares of common stock or shares of preferred stock that are convertible into common stock. If we were to issue a significant number of shares of our common stock or convertible preferred stock in a short period of time, our outstanding shares of common stock could be diluted and the market price of our common stock could decrease.

Restrictions on ownership of a controlling percentage of our capital stock might limit your opportunity to receive a premium on our stock.
      For the purpose of preserving our REIT qualification and for other reasons, our charter prohibits direct or constructive ownership by any person of more than 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or more than 9.8% of the outstanding shares of our preferred stock. The constructive ownership rules in our charter are complex and may cause our outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of our outstanding stock, and thus be subject to the ownership limit in our charter. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of our board of directors is void, and will result in the shares being transferred by operation of law to a charitable trust. These provisions might inhibit market activity and the resulting opportunity for our stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of our stock in excess of the number of shares permitted under our charter and that may be in the best interests of our stockholders.

Broad market fluctuations could harm the market price of our common stock.
      The stock market has experienced price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could harm the market price of our common stock.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control of our company.
      Certain provisions of Maryland law, our charter and our bylaws have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of our company. These provisions include the following:

•	Classified Board of Directors. Our board of directors is divided into three classes with staggered terms of office of three years each. The classification and staggered terms of office of our directors make it more difficult for a third party to gain control of our board of directors. At least two annual meetings of stockholders, instead of one, generally would be required to effect a change in a majority of our board of directors.

•	Removal of Directors. Under our charter, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors.

•	Number of Directors, Board Vacancies, Term of Office. We have elected to be subject to certain provisions of Maryland law that vest in our board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or our charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of stockholders as would otherwise be the case, and until his or her successor is elected and qualifies.

•	Limitation on Stockholder-Requested Special Meetings. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast by our stockholders at such meeting.

•	Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of our stockholders. This bylaw provision limits the ability of our stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

•	Exclusive Authority of our Board to Amend our Bylaws. Our bylaws provide that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws. Thus, our stockholders may not effect any changes to our bylaws.

•	Preferred Stock. Under our charter, our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders.

•	Duties of Directors with Respect to Unsolicited Takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholder rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law, the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

•	Ownership Limit. In order to preserve our status as a REIT under the Internal Revenue Code, our charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of our outstanding common and preferred stock unless our board of directors waives or modifies this ownership limit.

•	Maryland Business Combination Act. The Maryland Business Combination Act provides that, unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, certain issuances of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our board of directors has adopted a resolution exempting our company from this statute. However, our board of directors may repeal or modify this resolution in the future, in which case the provisions of the Maryland Business Combination Act would be applicable to business combinations between our company and interested stockholders.

•	Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. If voting rights of control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

The market price of our common stock may be adversely affected by future sales of a substantial number of shares of our common stock by our existing stockholders in the public market or the availability of such shares for sale.
      We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. Sales of substantial amounts of shares of our common stock, or the perception that these sales could occur, may harm prevailing market prices for our common stock.
      Subject to Rule 144 volume limitations applicable to our affiliates, substantially all of our 37,113,011 shares of common stock outstanding as of the date of this prospectus are eligible for immediate resale by their holders. If any of our stockholders were to sell a large number of shares in the public market, the sale could reduce the market price of our common stock and could impede our ability to raise future capital through a sale of additional equity securities.

Terrorist attacks and other acts of violence or war may affect the market for our common stock, the industry in which we operate and our operations and profitability.
      Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States, U.S. businesses or elsewhere in the world. These attacks or armed conflicts may impact the property underlying our mortgage-backed securities, directly or indirectly, by undermining economic conditions in the United States. Losses resulting from terrorist events are generally uninsurable.
USE OF PROCEEDS
      Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to expand our portfolio of mortgage-related assets, primarily U.S. agency and other highly-rated, single-family, adjustable-rate, hybrid adjustable-rate and fixed-rate mortgage-backed securities and for general corporate purposes. We then intend to further increase our portfolio of mortgage-related assets by borrowing against the mortgage-backed securities we purchase with the offering proceeds and use the funds we borrow to purchase additional mortgage-backed securities. We expect to pay market rates for brokerage fees and commissions when purchasing the securities. Until such assets can be identified and obtained, we intend to temporarily invest the balance of the proceeds of this offering in readily marketable interest-bearing assets consistent with our qualification as a REIT.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges for the periods shown:

For the Period from
	For the Nine Months		April 26, 2003
	Ended September 30,		through December 31,
	2004		2003(1)

Ratio of earnings to fixed charges	2.23	x	1.31x

(1)	We commenced operations on April 26, 2003. Our operating expenses for the period April 26, 2003 through December 31, 2003 were high in proportion to our gross interest income and expense and to our net interest income compared to expectations for future periods of operations because of the costs of our start-up operations.
      The ratios of earnings to fixed charges were computed by dividing earnings as adjusted by fixed charges. For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of interest expense. To date, we have not issued any preferred stock.

DESCRIPTION OF CAPITAL STOCK
      The following summary highlights the material information about our capital stock. You should refer to our charter and our bylaws for a full description. Copies of our charter and our bylaws are incorporated herein by reference. You can also obtain copies of our charter and our bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information/ Incorporation by Reference” on page 55 of this prospectus.
      We may offer under this prospectus one or more of the following categories of securities: (i) shares of our common stock; (ii) shares of our preferred stock, in one or more series; (iii) warrants to purchase shares of our common stock or preferred stock; (iv) debt securities and (v) any combination of the foregoing, either individually or consisting of one or more of the types of securities described in clauses (i) through (iv). The terms of any specific offering of such securities will be set forth in a prospectus supplement relating to such offering.
General
      Our charter provides that we may issue up to 100,000,000 shares of our common stock, $0.001 par value per share, and 10,000,000 shares of our preferred stock, $0.001 par value per share. As of December 31, 2004, we had 37,113,011 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. As of December 31, 2004, the number of record holders of our common stock was 56. The 56 holders of record include Cede & Co., which holds shares as nominee for The Depository Trust Company, which itself holds shares on behalf of beneficial owners of our common stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations.
Common Stock
      All outstanding shares of our common stock have been duly authorized, validly issued and are fully paid and non-assessable, and any shares of our common stock offered hereby will be duly authorized and, upon issuance in exchange for the consideration thereof, will be validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfers of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized and declared by our board of directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
      Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of our stock, the holders of such shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the holders of a plurality of the outstanding shares of our common stock voting at that meeting elect all of the directors then standing for election and the holders of the remaining shares are not able to elect any of our directors.
      Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.
      Under the Maryland General Corporation Law, which we sometimes refer to as the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not fewer than a majority of all of the votes entitled to be cast by the stockholders on the matter) is set forth in the corporation’s charter. Our charter provides that any such action shall be effective and valid if taken or authorized by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors must be approved by our stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter.
      Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of our stock, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.
Preferred Stock
      Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously classified by our board of directors. Prior to the issuance of shares of each class or series of preferred stock, our board is required by the MGCL and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board, without stockholder approval, could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
      The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.
      Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions regarding voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange and such other subjects or matters as may be fixed by resolution of our board of directors or a duly authorized committee thereof. Our preferred stock will, when issued in exchange for the consideration therefor, be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights, unless otherwise provided in the prospectus supplement relating to such preferred stock.
      You should refer to the prospectus supplement relating to the class or series of preferred stock offered thereby for specific terms, including:

•	the class or series, title and stated value of that preferred stock;

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•	whether dividends on that preferred stock are cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for that preferred stock;

•	provisions for a sinking fund, if any, for that preferred stock;

•	provisions for redemption, if applicable, of that preferred stock;

•	any listing of that preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price or manner of calculation thereof;

•	any voting rights;

•	the relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in the prospectus supplement;

•	any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•	a discussion of certain federal income tax considerations applicable to that preferred stock;

•	any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

•	any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank
      Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

•	on a parity with all of our equity securities as to which they are not expressly senior or junior; and

•	junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.
      For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends
      Holders of shares of our preferred stock of each class or series are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates as are fixed by our board of directors.
      Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are non-cumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.
      Unless otherwise specified in the applicable prospectus supplement, if any shares of our preferred stock of any class or series are outstanding, no full dividends shall be authorized or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:

•	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series for all past dividend periods and the then current dividend period, or

•	if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.

      Unless otherwise specified in the applicable prospectus supplement, when dividends are not paid in full or a sum sufficient for their full payment is not so set apart upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend, and that other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.
      Except as provided in the immediately preceding paragraph or as otherwise provided in the applicable prospectus supplement, unless:

•	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

•	if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, then no dividends, other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up, shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon our common stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock, by us, except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up.
      Any dividend payment made on shares of a class or series of preferred stock will be first credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series that remains payable.

Redemption
      If the applicable prospectus supplements so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.
      The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon, which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.
      Notwithstanding the foregoing and except as otherwise specified in the applicable prospectus supplement, unless:

•	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

•	if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;
no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.
      If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders, with adjustments to avoid redemption of fractional shares, or any other equitable method determined by us that will not result in the issuance of any excess preferred stock.
      Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and class or series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to those shares will terminate.
      If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference
      Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which each class or series would otherwise be respectively entitled.
      If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation nor merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights
      Except as set forth below or as otherwise indicated in the applicable prospectus supplement, holders of preferred stock will not have any voting rights.
      Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for 18 months or six or more quarterly periods, the holders of those shares of that class or series of preferred stock, voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to our board of directors and our entire board of directors will be increased by two directors at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock, unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting until:

•	if that class or series of preferred stock has a cumulative dividend, then all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

•	if that class or series of preferred stock does not have a cumulative dividend, then four consecutive quarterly periods of dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.
      Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, with that class or series voting separately as a class,

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

•	amend, alter or repeal the provisions of our charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect materially and adversely those rights, preferences, privileges or voting powers.
      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.

Conversion Rights
      The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.
Warrants
      We may issue warrants for the purchase of our common stock or preferred stock. Warrants may be issued independently or together with other securities offered under this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of warrants will be issued under a separate agreement to be entered into between us and a bank or trust company, as agent (the “Warrant Agent”), all as set forth in the prospectus supplement relating to the particular issue of warrants offered. Each issue of warrants will be evidenced by warrant certificates (the “Warrant Certificates”). The applicable warrant agreement and form of Warrant Certificate will be filed as exhibits to or incorporated by reference in the registration statement. The Warrant Agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of warrants.
      If warrants are offered, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

•	the offering price;

•	the aggregate number of securities purchasable upon exercise of such warrants, and in the case of warrants for preferred stock, the designation, aggregate number and terms of the series of preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the securities with which such warrants are being offered and the number of such warrants being offered with each such security;

•	the date on and after which such warrants and the related securities will be transferable separately;

•	the price at which the number of securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise such warrants shall begin and the expiration date on which such right shall expire;

•	certain federal income tax considerations; and

•	any other material terms of such warrants.

Exercise of Warrants
      Each warrant will entitle the holder thereof to purchase for cash the number of shares of common stock or preferred stock at the exercise price that will be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants will be exercisable at any time until the close of business on the expiration date that will be set forth in the applicable prospectus supplement. After the close of business on the expiration date, the warrants will become void. Upon receipt of payment and the Warrant Certificate properly completed and delivered as set forth in the applicable prospectus supplement, we will deliver the purchased securities as soon as is practicable. If less than all of the warrants represented by the Warrant Certificate are exercised a new warrant certificate will be issued for the remaining warrants.
      The shares of common stock or preferred stock issued upon exercise of any warrant will be subject to the restrictions on ownership set forth in our charter and, in the case of preferred stock, the applicable articles supplementary establishing its terms.
Power to Issue Additional Shares of Our Common Stock and Preferred Stock
      We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, deter or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Transfer Restrictions
      Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit that prohibits any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% of the lesser of the total number or value of any class of our stock. Our board of directors, in its sole discretion, may exempt a person from the stock ownership limit. However, our board of directors may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the lesser of the number or value of the outstanding shares of our stock would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of the foregoing restriction will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.
      Our charter further prohibits:

•	any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons.
      Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.
      If any transfer of shares of our stock occurs that, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of stock held in trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion):

•	to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust; and

•	to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.
      Within 20 days after receiving notice from us that shares of our stock have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary.
      If, prior to the discovery by us that shares of our stock have been transferred to the trust, such shares are sold by a prohibited owner, then:

•	such shares shall be deemed to have been sold on behalf of the trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.
      In addition, shares of our stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and

•	the market price on the date we, or our designee, accept such offer.
      We have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner.
      All certificates representing shares of our common stock bear, and preferred stock, if issued, will bear, a legend referring to the restrictions described above.
      Every owner of more than 1% (or such lower percentage as required by the Internal Revenue Code or the related regulations) of all classes or series of our stock, including shares of our common stock, within 30 days after the end of each fiscal year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with our stock ownership limits. In addition, each stockholder is, upon demand, required to provide to us such information as we may reasonably request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective.
      These ownership limits could delay, deter or prevent a change in control of us or other transaction that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
DESCRIPTION OF DEBT SECURITIES
      The following description of the debt securities we may offer, together with the additional information included in any prospectus supplement, describes the material terms and conditions of this type of security but is not complete. For a more detailed description of the terms of the debt securities, please refer to the indenture to be entered into between Luminent and a trustee to be selected, relating to the issuance of the debt securities. Any indenture pursuant to which we issue debt securities will be qualified under and governed by the Trust Indenture Act of 1939, as amended.
General
      Unless otherwise set forth in an indenture and described in a prospectus supplement, our subsidiaries, if any, will have no direct obligation to pay amounts due on our debt securities. The debt securities effectively will be subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Such indebtedness would effectively rank senior to the debt securities. The indenture will permit us and our subsidiaries to incur substantial amounts of additional indebtedness and other liabilities. Any rights of the Company and our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors, and the holders of any preferred stock of that subsidiary.
Information You Will Find In The Applicable Prospectus Supplement
      The indenture will provide that we may issue debt securities from time to time in one or more series. The indenture will not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the interest rate or rates, which may be fixed or variable, on the debt securities of the series, if any, or the method of determining such rate or rates;

•	the interest payment dates for the series of debt securities or the method by which such date will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or at the option of the holders and the terms of any such redemption, purchase or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	any provisions of the indenture that deal with defeasance;

•	the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration or provable in bankruptcy;

•	whether we will be restricted from incurring any additional indebtedness;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	the events of default with respect to the debt securities of the series and the right of the trustee or the holders to declare acceleration;

•	any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of the covenants in the indenture or in the terms relating to permitted consolidations, mergers or sales of assets;

•	the subordination, if any, of the debt securities of the series and terms of the subordination; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
      Holders of debt securities may present debt securities for exchange in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. Holders of registered debt securities may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.
Senior Debt
      We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the indenture and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.
Subordinated Debt
      We may issue subordinated debt securities under the indenture and any coupons that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness.” “Senior indebtedness” includes our obligations and obligations guaranteed or assumed by us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, in each case, identified by our board of directors as senior indebtedness. “Senior indebtedness” does not include subordinated debt securities, including senior subordinated debt securities, or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.
      In general, the holders of all senior indebtedness are entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events. These events include:

•	any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings that concern us or a substantial part of our property;

•	except as provided in the indenture, any default on the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness has not been paid before the end of any applicable grace period;

•	any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, and unless either (a) such default shall have been cured or waived and any such acceleration shall have been rescinded or (b) such senior indebtedness shall have been paid in full; and

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the indenture.
      If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of the end of our most recent fiscal quarter.

Senior Subordinated Debt
      We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “— Senior Debt” and “— Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.
Interest Rate
      Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities that bear no interest or that bear interest at a rate that at the time of issuance is below the prevailing market rate. The applicable prospectus supplement will describe the special U.S. federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par that are treated as having been issued at a discount for U.S. federal income tax purposes.
Registered Global Securities
      We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, in the following three instances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.
      The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.
      Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to own beneficially interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.
      The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.
      So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.
      Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.
      We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
Payment of Interest on and Principal of Registered Global Securities
      We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of us, the trustee or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.
      We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices, which is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.
Exchange of Registered Global Securities
      We may issue debt securities in definitive form in exchange for the registered global security if both of the following events occur:

•	the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934; and

•	we do not appoint a successor depositary within 90 days.

      In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.
Covenants by the Company
      The indenture will include covenants by us, including, among other things, that we will make all payments of principal and interest at the times and places required. The indenture or supplemental indenture with respect to each series of debt securities may contain additional covenants, including covenants that could restrict our right and our subsidiaries’ right to incur additional indebtedness or liens and to take certain actions with respect to their respective businesses and assets.
Events of Default
      Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

•	failure to comply with the restrictive covenant prohibiting us from engaging in certain consolidations, mergers or transfers of all or substantially all of our assets;

•	failure to perform any other covenant or agreement of ours under the indenture with respect to the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in the indenture under which such series of debt securities are issued.
      Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series will be immediately due and payable.
      After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.
      No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.
Supplemental Indentures
      We and the trustee may, at any time and from time to time, without notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;

•	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to add to or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	in the case of subordinated debt securities, to make any change in the provisions relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions but only if such holder of senior indebtedness consents to such a change;

•	to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee;

•	to establish the form or terms of debt securities of any series; and

•	to make any change that does not adversely affect the interests of the holders of debt securities.
      With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture voting as one class, we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.
      Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	extend the final maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	release any security interest that may have been granted with respect to such debt securities;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment;

•	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.
Satisfaction and Discharge of the Indenture; Defeasance
      To the extent set forth in the indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if:

•	we have delivered to the trustee for cancellation all debt securities of that series, with certain limited exceptions; or

•	all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.
      In addition, we expect to have a “legal defeasance option”, pursuant to which we may terminate, with respect to the debt securities of particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities and a “covenant defeasance option”, pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture. If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
      We expect to be able to exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations, as defined in the indenture, for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we expect we will be obligated to comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the IRS or other change in applicable federal income tax law.
      The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

Mergers, Consolidations and Certain Sales of Assets
      To the extent set forth in the indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity, unless:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, and treating any indebtedness that becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction, no default or event of default would occur or be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture.
      Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the indenture permits:

•	a consolidation, merger and sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

•	a change in control of us; or

•	a highly leveraged transaction involving us, whether or not involving a change in control, and the indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of our debt securities.
Governing Law
      The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officers, employee or stockholder of the Company, as such, shall have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his or her status as director, officers, employee or stockholder of the Company. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws because of the view of the SEC that such a waiver is against public policy.
Conversion or Exchange Rights
      Any debt securities offered hereby and by an applicable prospectus supplement may be convertible into or exchangeable for shares of our common stock or other equity securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.
Information Concerning the Trustee
      The trustee, other than during the occurrence and continuance of an event of an event of default under the indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
      The indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions; however, if it acquires any conflicting interest relating to any duties with respect to the debt securities, it must eliminate the conflict or resign as trustee.
Limitations on Issuance of Bearer Debt Securities
      Debt securities in bearer form are subject to special U.S. federal tax requirements and may not be offered, sold or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. federal tax regulations. Investors should consult the applicable prospectus supplement in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.
      We may offer debt securities up to an aggregate principal amount of $500,000,000. As of the date of this prospectus, we have not offered any debt securities.
      We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below.
      We have the ability to issue up to $500,000,000 of debt securities under any indenture. However, certain of our existing or future debt agreements may limit the amount of debt securities we may issue. We will be able to issue debt securities from time to time and in one or more series as determined by us. In addition, we will be able to issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other. We will also have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us.
      The debt securities will be our senior and unsecured obligations. Creditors of our existing and future secured debt will have priority in right of payment over holders of the debt securities with respect to our assets that secure such indebtedness.
CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
      The following summary highlights the material provisions of Maryland law that are applicable to us and the material provisions of our charter and bylaws. You should refer to Maryland law, including the MGCL, and to our charter and to our bylaws for a full description. Copies of our charter and our bylaws are incorporated herein by reference. You can also obtain copies of our charter and our bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information/ Incorporation by Reference” on page 55 of this prospectus.

Classification of Board of Directors
      Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than the minimum number required by the MGCL (which currently is one) nor more than 15. Any vacancy on our board may be filled only by a majority of the remaining directors, even if such a majority constitutes fewer than a quorum. Our bylaws provide that a majority of our board of directors must be independent directors.
      Pursuant to our charter, our board of directors is divided into three classes of directors. Directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The current terms of the first, second and third classes expire in 2007, 2005 and 2006, respectively. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a plurality of the shares of our common stock voted at that meeting will be able to elect all of the successors to the class of directors whose terms expire at that meeting.
      Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our stockholders.
Removal of Directors
      Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision of our charter precludes our stockholders from removing incumbent directors except upon the existence of cause for removal and a substantial affirmative vote. Also, we have elected in our bylaws to be subject to certain provisions of Maryland law that provide that the right to fill vacancies on our board of directors is vested exclusively in our board of directors. This provision will prevent our stockholders, even if they are successful in removing incumbent directors, from filling the vacancies created by such removal with their own nominees.
Limitation of Liability and Indemnification
      The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.
      Our charter contains such a provision that eliminates such liability to the maximum extent permitted by the MGCL. However, such limitation on liability would not apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.
      Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in such laws and is unenforceable.
      The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
      In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
Business Combinations
      Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or certain issuances or reclassifications of equity securities) between a Maryland corporation and any “interested stockholder” or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which a person or entity becomes an interested stockholder. An interested stockholder is any person or entity who beneficially owns 10% or more of the voting power of the corporation’s shares, or any affiliate of such a person or entity, or any person or entity that was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation at any time within the two-year period prior to the date in question, or any affiliate of such a person or entity. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder. In approving such a transaction, however, the board of directors may provide that its approval is subject to compliance, after the time of approval, with any terms or conditions determined by the board of directors. After the five-year period has elapsed, any such business combination must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder.
      Our board of directors has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of directors.
Control Share Acquisitions
      The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share” acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more of all voting power.
      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
      A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
      The control share acquisition statute does not apply:

•	to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•	to acquisitions approved or exempted by our charter or bylaws.
      Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.
Amendments to Our Charter
      Our charter, including its provisions on classification of our board of directors, may be amended only if approved by our stockholders by the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors are required to be approved by our stockholders by the affirmative vote at least two-thirds of all votes entitled to be cast on the matter.
Dissolution
      Our dissolution must be approved by our stockholders by the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter.
Meetings of Stockholders; Advance Notice of Director Nominations and New Business
      Annual Meetings. Our annual meeting of stockholders is held each May. Our bylaws provide that with respect to an annual meeting of stockholders, director nominations and stockholder proposals may be made only:

•	pursuant to our notice of the meeting;

•	at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.
      For nominations or other proposals to be properly brought before an annual meeting of our stockholders by a stockholder, the stockholder must have given timely notice in writing to our corporate secretary and any such proposal must otherwise be a proper matter for stockholder action.
      To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; except that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which we first make a public announcement of the date of such meeting.
      A stockholder’s notice must set forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act, including such person’s written consent to be named as a nominee and serving as a director if elected;

•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and of any of such stockholder’s affiliates and of any person who is the beneficial owner, if any, of such stock; and

•	as to the stockholder giving notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as it appears on the company’s stock ownership records, and the name and address of each beneficial owner of such stock, and the class and number of shares of stock of the company that are owned of record or beneficially by each such person.
      Special Meetings. Special meetings of our stockholders may be called only by our president or by our board of directors, unless otherwise required by law. Special meetings of our stockholders shall also be called by our secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at such meeting. The date, time and place of any special meetings will be set by our board of directors. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws
      If the resolution of our board of directors and the applicable provisions in our bylaws exempting us from the business combination provisions and the control share acquisition provisions of the MGCL are rescinded, the business combination provisions and the control share acquisition provisions of the MGCL, the provisions of our charter on classification of our board of directors and removal of directors, the advance notice provisions of our bylaws and certain other provisions of our charter and bylaws and the MGCL could delay, defer or prevent a change in control of us or other transactions that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Transfer Agent and Registrar
      The transfer agent and registrar for our common stock is Mellon Investor Services LLC. Their mailing address is 85 Challenger Road, Ridgefield Park, New Jersey 07660, Attention: Stockholder Relations. Their telephone number is (800) 356-2017.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      The following discussion summarizes the material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and the material U.S. federal income tax consequences resulting from the acquisition, ownership and disposition of our common stock. A prospectus supplement relating to a particular offering of our securities will contain information as to any material federal income tax considerations of those securities. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor discusses all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to particular types of stockholders that are subject to special tax rules, such as insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships, persons who are not citizens or residents of the United States, stockholders that hold our stock as a hedge, part of a straddle, conversion transaction or other arrangement involving more than one position, or stockholders whose functional currency is not the U.S. dollar. This discussion assumes that you will hold our common stock as a “capital asset,” generally property held for investment, under the Internal Revenue Code.
      This discussion and the opinions of Duane Morris LLP discussed herein are based on current law. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
      YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSIDERATIONS OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND THE POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Recent Tax Legislation
      On October 22, 2004, the President signed into law the American Jobs Creation Act of 2004 (the “Jobs Act”), which amended certain rules relating to REITs. The relevant provisions of the Jobs Act are discussed in this section.
General
      We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2003. In connection with this offering, we have received the opinion of our legal counsel, Duane Morris LLP, that commencing with our taxable year ended December 31, 2003, we are organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our method of operation enables us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is not binding on the Internal Revenue Service or any court. The Internal Revenue Service may challenge the opinion of Duane Morris LLP, and such a challenge could be successful. In addition, the opinion of our counsel is based on various assumptions and is conditioned upon certain representations made by us as to factual matters, including factual representations concerning our business and assets as set forth in this prospectus.
      Our qualification and taxation as a REIT depend on our ability to continue to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Internal Revenue Code discussed below, the results of which have not been reviewed by Duane Morris LLP. No assurance can be given that our actual results for any particular taxable year will satisfy these requirements. See “— Failure to Qualify as a REIT.” In addition, our continuing qualification as a REIT depends on future transactions and events that cannot be known at this time.
      So long as we qualify for taxation as a REIT, we generally will be permitted a deduction for dividends we pay to our stockholders. As a result, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We will be required to pay U.S. federal income tax, however, as follows:

•	we will be required to pay tax at regular corporate rates on any undistributed REIT taxable net income, including undistributed net capital gain;

•	we may be required to pay the “alternative minimum tax” on our items of tax preference; and

•	if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.
      We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction.

      If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because certain other requirements (including that our failure was due to reasonable cause) are met, we will be subject to a tax equal to:

•	the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below, and (2) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by,

•	a fraction intended to reflect our profitability.
      Pursuant to the Jobs Act, commencing with our taxable year beginning on January 1, 2005, if we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by our net income generated by the nonqualifying assets.
      Pursuant to the Jobs Act, commencing with our taxable year beginning on January 1, 2005, if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT other than a violation of the REIT gross income or asset tests described below and the violation is due to reasonable cause, we will retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
      We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of:

•	85% of our real estate investment trust ordinary income for the year;

•	95% of our real estate investment trust capital gain net income for the year; and

•	any undistributed taxable income from prior periods.
      This distribution requirement is in addition to, and different from the distribution requirements discussed below in the section entitled “— Distributions Generally.”
      If we acquire any asset from a corporation that is or has been taxed as a C corporation under the Internal Revenue Code in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of:

•	the fair market value of the asset, over

•	our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset.
      A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of gain will apply unless we make an election under Treasury regulation Section 1.337(d)-7(c) to cause the C corporation to recognize all of the gain inherent in the property at the time of our acquisition of the asset.
      Finally, we could be subject to an excise tax if our dealings with any taxable REIT subsidiaries are not at arm’s length.
Requirements for Qualification as a REIT
      The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	that issues transferable shares or transferable certificates to evidence beneficial ownership;

•	that would be taxable as a domestic corporation but for Sections 856 through 859 of the Internal Revenue Code;

•	that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

•	that is beneficially owned by 100 or more persons;

•	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

•	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
      The Internal Revenue Code provides that all of the first four conditions stated above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.
Stock Ownership Tests
      Our stock must be beneficially held by at least 100 persons, which we refer to as the “100 stockholder rule,” and no more than 50% of the value of our stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year, which we refer to as the “5/50 rule.” In determining whether five or fewer individuals hold our shares, certain attribution rules of the Internal Revenue Code apply. For purposes of the 5/50 rule, pension trusts and other specific tax-exempt entities generally are treated as individuals, except that certain tax-qualified pension funds are not considered individuals and beneficiaries of such trusts are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of the 5/50 rule. Our charter imposes repurchase provisions and transfer restrictions to avoid having more than 50% of the value of our stock being held by five or fewer individuals. These stock ownership requirements must be satisfied in each taxable year. We are required to solicit information from certain of our record stockholders to verify actual stock ownership levels, and our charter provides for restrictions regarding the transfer of our stock in order to aid in meeting the stock ownership requirements. We will be treated as satisfying the 5/50 rule if we comply with the demand letter and record keeping requirements discussed below, and if we do not know, and by exercising reasonable diligence would not have known, whether we failed to satisfy the 5/50 rule. We anticipate that we will satisfy the stock ownership tests immediately following this offering, and will use reasonable efforts to monitor our stock ownership in order to ensure continued compliance with these tests. If we were to fail either of the stock ownership tests, we would generally be disqualified from REIT status.
      To monitor our compliance with the stock ownership tests, we are required to maintain records regarding the actual ownership of our shares of stock. To do so, we are required to demand written statements each year from the record holders of certain percentages of our shares of stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include our dividends in gross income). A REIT with 2,000 or more record stockholders must demand statements from record holders of 5% or more of its shares, one with fewer than 2,000, but more than 200, record stockholders must demand statements from record holders of 1% or more of its shares, while a REIT with 200 or fewer record stockholders must demand statements from record holders of 0.5% or more of its shares. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. A stockholder who fails or refuses to comply with the demand must submit a statement with his or her tax return disclosing the actual ownership of the shares of stock and certain other information.
Income Tests
      We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•	under the “75% gross income test,” we must derive at least 75% of our gross income, excluding gross income from prohibited transactions, from specified real estate sources, including rental income, interest on obligations secured by mortgages on real property or on interests in real property, gain from the disposition of “qualified real estate assets,” i.e., interests in real property, mortgages secured by real property or interests in real property, and some other assets, and income from certain types of temporary investments; and

•	under the “95% gross income test,” we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (1) the sources of income that satisfy the 75% gross income test, (2) dividends, interest and gain from the sale or disposition of stock or securities, including some interest rate swap and cap agreements, options, futures and forward contracts entered into to hedge variable rate debt incurred to acquire qualified real estate assets, or (3) any combination of the foregoing. Amounts from qualified hedges will generally not constitute gross income and therefore will be disregarded for purposes of the 95% gross income test if certain identification and other requirements are satisfied, and will be treated as nonqualifying income for the 95% and 75% gross income tests if such requirements are not satisfied.

      For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary (in general, a 100%-owned corporate subsidiary of a REIT).
      Any amount includable in our gross income with respect to a regular or residual interest in a REMIC generally also is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date we became committed to make or purchase the mortgage loan, a portion of the interest income, equal to (1) such highest principal amount minus such value, divided by (2) such highest principal amount, generally will not be qualifying income for purposes of the 75% gross income test. However, interest income received with respect to non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations, or CMOs, will not be qualifying income for this purpose.
      Interest earned by a REIT ordinarily does not qualify as income meeting the 75% or 95% gross income tests if the determination of all or some of the amount of interest depends in any way on the income or profits of any person. Interest will not be disqualified from meeting such tests, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.
      If we are entitled to avail ourselves of certain relief provisions pertaining to the income tests, we will maintain our qualification as a REIT but will be subject to certain penalty taxes as described above. We may not, however, be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.
Asset Tests
      At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets:

•	at least 75% of the value of our total assets must be represented by qualified real estate assets, cash, cash items and government securities;

•	not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test;

•	of the investments included in the 25% asset class, the value of any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% Asset Test”), and we generally may not own more than 10% by vote or value of any one issuer’s outstanding securities (the “10% Asset Test”), in each case except with respect to stock of any taxable REIT subsidiaries; and

•	the value of the securities we own in any taxable REIT subsidiaries may not exceed 20% of the value of our total assets.
      Qualified real estate assets include interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of “real estate assets” (determined as if we held such assets), we will be treated as holding directly our proportionate share of the assets of such REMIC), and shares of other REITs. Non-REMIC CMOs, however, do not qualify as qualified real estate assets for this purpose.
      A “taxable REIT subsidiary” is any corporation in which we own stock and as to which we and such corporation jointly elect to treat such corporation as a taxable REIT subsidiary. For purposes of the asset tests, we will be deemed to own a proportionate share of the assets of any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which we own an interest, which share is determined by reference to our capital interest in the entity, and will be deemed to own the assets owned by any qualified REIT subsidiary and any other entity that is disregarded for U.S. federal income tax purposes.
      After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our capital interest in any partnership or limited liability company in which we own an interest generally will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company.
      Pursuant to the Jobs Act, commencing with our taxable year beginning on January 1, 2005, if we fail to meet either the 5% Asset Test or the 10% Asset Test, after the 30-day cure period, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000.
      If we are entitled to avail ourselves of certain other relief provisions pertaining to the asset tests, we will maintain our qualification as a REIT, but will be subject to certain penalty taxes as described above. We may not, however, be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.
      We may at some point securitize mortgage loans and/or mortgage-backed securities. If we were to securitize mortgage-related assets ourselves on a regular basis (other than through the issuance of non-REMIC CMOs), there is a substantial risk that the securities could be “dealer property” and that all of the profits from such sales would be subject to tax at the rate of 100% as income from prohibited transactions. Accordingly, where we intend to sell the securities created by that process, we expect that we will engage in the securitization through one or more taxable REIT subsidiaries, which will not be subject to this 100% tax. We also may securitize such mortgage-related assets through the issuance of non-REMIC CMOs, whereby we retain an equity interest in the mortgage-backed assets used as collateral in the securitization transaction. The issuance of any such instruments could result in a portion of our assets being classified as a taxable mortgage pool, which would be treated as a separate corporation for U.S. federal income tax purposes, which in turn could jeopardize our status as a REIT. We intend to structure our securitizations in a manner that would not result in the creation of a taxable mortgage pool.

Annual Distribution Requirements
      To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•	90% of our REIT taxable net income, plus

•	90% of our after tax net income, if any, from foreclosure property, minus

•	the excess of the sum of specified items of our non-cash income items over 5% of REIT taxable net income, as described below.
      For purposes of these distribution requirements, our REIT taxable net income is computed without regard to the dividends paid deduction and net capital gain. In addition, for purposes of this test, the specified items of non-cash income include income attributable to leveled stepped rents, certain original issue discount, certain like-kind exchanges that are later determined to be taxable and income from cancellation of indebtedness. In addition, if we disposed of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation and we did not elect to recognize gain currently in connection with the acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognize on a disposition of the asset within the 10-year period following our acquisition of such asset, to the extent that such gain does not exceed the excess of:

•	the fair market value of the asset on the date we acquired the asset, over

•	our adjusted basis in the asset on the date we acquired the asset.
      Only distributions that qualify for the “dividends paid deduction” available to REITs under the Internal Revenue Code are counted in determining whether the distribution requirements are satisfied. We must make these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year, paid on or before the first regular dividend payment following the declaration and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.
      In addition, dividends distributed by us must not be preferential. If a dividend is preferential, it will not qualify for the dividends paid deduction. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class.
      To the extent that we do not distribute all of our net capital gain, or we distribute at least 90%, but less than 100%, of our REIT taxable net income, as adjusted, we will be required to pay tax on this undistributed income at regular ordinary and capital gain corporate tax rates. Furthermore, if we fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.
      Under certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Although we may be able to avoid being taxed on amounts distributed as deficiency dividends, we will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT
      If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay taxes, including any applicable alternative minimum tax, on our taxable income in that taxable year at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lose our qualification.
      Specified cure provisions will be available to us in the event we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. If we are entitled to avail ourselves of certain relief provisions, we will maintain our qualification as a REIT but may be subject to certain penalty taxes as described above. We may not, however, be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.
Taxation of Taxable United States Stockholders
      For purposes of the discussion in this prospectus, the term “United States stockholder” means a beneficial holder of our stock that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States (as determined for U.S. federal income tax purposes);

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.
Distributions Generally
      Distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will be taxable to United States stockholders as ordinary income. Such REIT dividends generally are ineligible for the new reduced tax rate (with a maximum of 15%) for corporate dividends received by individuals, trusts and estates in years 2003 through 2008. However, such rate will apply to the extent that we make distributions attributable to amounts, if any, we receive as dividends from non-REIT corporations or to the extent that we make distributions attributable to the sum of (i) the excess of our REIT taxable income (excluding net capital gains) for the preceding year over the tax paid on such income, and (ii) the excess of our income subject to the built-in gain tax over the tax payable by us on such income. Provided that we qualify as a REIT, dividends paid by us will not be eligible for the dividends received deduction generally available to United States stockholders that are corporations. To the extent that we make distributions in excess of current and accumulated earnings and profits, the distributions will be treated as a tax-free return of capital to each United States stockholder, and will reduce the adjusted tax basis that each United States stockholder has in our stock by the amount of the distribution, but not below zero. Distributions in excess of a United States stockholder’s adjusted tax basis in our stock will be taxable as capital gain, and will be taxable as long-term capital gain if the stock has been held for more than one year. The calculation of the amount of distributions that are applied against or exceed adjusted tax basis are made on a share-by-share basis. To the extent that we make distributions, if any, that are attributable to excess inclusion income, such amounts may not be offset by net operating losses of a United States stockholder. If we declare a dividend in October, November, or December of any calendar year that is payable to stockholders of record on a specified date in such a month and actually pay the dividend during January of the following calendar year, the dividend is deemed to be paid by us and received by the stockholder on December 31st of the year preceding the year of payment. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.
Capital Gain Distributions
      Distributions designated by us as capital gain dividends will be taxable to United States stockholders as capital gain income. We can designate distributions as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. For tax years prior to 2009, this capital gain income will generally be taxable to non-corporate United States stockholders at a 15% or 25% rate based on the characteristics of the asset we sold that produced the gain. United States stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.
Retention of Net Capital Gains
      We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we were to make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

•	include their proportionate share of our undistributed net capital gains in their taxable income;

•	receive a credit for their proportionate share of the tax paid by us in respect of such net capital gains; and

•	increase the adjusted basis of their stock by the difference between the amount of their share of our undistributed net capital gains and their share of the tax paid by us.
Passive Activity Losses, Investment Interest Limitations and Other Considerations of Holding Our Stock
      Distributions we make, undistributed net capital gain includible in income and gains arising from the sale or exchange of our stock by a United States stockholder will not be treated as passive activity income. As a result, United States stockholders will not be able to apply any “passive losses” against income or gains relating to our stock. Distributions by us, to the extent they do not constitute a return of capital, and undistributed net capital gain includible in our stockholders’ income, generally will be treated as investment income for purposes of computing the investment interest limitation under the Internal Revenue Code, provided the proper election is made.
      If we, or a portion of our assets, were to be treated as a taxable mortgage pool, or if we were to acquire REMIC residual interests, our stockholders (other than certain thrift institutions) may not be permitted to offset certain portions of the dividend income they derive from our shares with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder’s dividends that will be subject to this limitation will equal the allocable share of our “excess inclusion income.”
Dispositions of Stock
      A United States stockholder that sells or disposes of our stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash or the fair market value of any property the stockholder receives on the sale or other disposition and the stockholder’s adjusted tax basis in our stock. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the stockholder has held the stock for more than one year. However, any loss recognized by a United States stockholder upon the sale or other disposition of our stock that the stockholder has held for six months or less will be treated as long-term capital loss to the extent the stockholder received distributions from us that were required to be treated as long-term capital gains. For tax years prior to 2009, capital gain of an individual United States stockholder is generally taxed at a maximum rate of 15% where the property is held for more than one year. The deductibility of capital loss is limited.

Information Reporting and Backup Withholding
      We report to our United States stockholders and the IRS the amount of dividends paid during each calendar year, along with the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid and redemption proceeds unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifying as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. A United States stockholder can meet this requirement by providing us with a correct, properly completed and executed copy of IRS Form W-9 or a substantially similar form. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability, if any, and otherwise be refundable, provided the proper forms are filed on a timely basis. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status. The backup withholding tax rate currently is 28%.
Taxation of Tax-Exempt Stockholders
      The IRS has ruled that amounts distributed as a dividend by a REIT will be treated as a dividend by the recipient and excluded from the calculation of unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code, i.e., property the acquisition or holding of which is, or is treated as, financed through a borrowing by the tax-exempt United States stockholder, the stock is not otherwise used in an unrelated trade or business, and we do not hold an asset that gives rise to “excess inclusion” income, as defined in Section 860E of the Internal Revenue Code, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. However, if we were to hold residual interests in a REMIC, or if we or a pool of our assets were to be treated as a taxable mortgage pool, a portion of the dividends paid to a tax-exempt stockholder may be subject to tax as unrelated business taxable income. Although we do not believe that we, or any portion of our assets, will be treated as a taxable mortgage pool, we cannot assure you that the IRS might not successfully maintain that such a taxable mortgage pool exists.
      For tax-exempt stockholders that are social clubs, voluntary employees’ beneficiary associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. Any prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
      Notwithstanding the above, however, a substantial portion of the dividends received with respect to our stock may constitute unrelated business taxable income, or UBTI, if we are treated as a “pension-held REIT” and you are a pension trust that:

•	is described in Section 401(a) of the Internal Revenue Code; and

•	holds more than 10%, by value, of our equity interests.
      Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code are referred to below as “qualified trusts.”

      A REIT is a “pension-held REIT” if:

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust shall be treated, for purposes of the 5/50 rule, described above, as owned by the beneficiaries of the trust, rather than by the trust itself; and

•	either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.
      The percentage of any REIT dividends treated as UBTI under these rules is equal to the ratio of:

•	the UBTI earned by the REIT, less directly related expenses, treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI, to

•	the total gross income, less directly related expenses, of the REIT.
      A de minimis exception applies where this percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a pension-held REIT.
Taxation of Non-United States Stockholders
      The rules governing U.S. federal income taxation of non-United States stockholders are complex and no attempt will be made herein to provide more than a summary of these rules. Beneficial owners of shares of our stock that are not United States stockholders (as such term is defined in the discussion above under the heading entitled “Taxation of Taxable United States Stockholders”) are referred to herein as “non-United States stockholders.”
      PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR STOCK AND OF OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING ANY REPORTING REQUIREMENTS.
      Distributions of Operating Income. Distributions to non-United States stockholders that are not attributable to gain from our sale or exchange of U.S. real property interests and that are not designated by us as capital gain dividends or retained capital gains, which we refer to as “ordinary income distributions” will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the non-United States stockholder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-United States stockholder), the non-United States stockholder generally will be subject to federal income tax at graduated rates in the same manner as United States stockholders are taxed with respect to those distributions, and also may be subject to the 30% branch profits tax in the case of a non-United States stockholder that is a corporation, unless a treaty reduces or eliminates these taxes. We expect to withhold tax at the rate of 30% on the gross amount of any ordinary income distributions made to a non-United States stockholder unless:

•	a lower treaty rate applies and any required form, for example IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-United States stockholder with us; or

•	the non-United States stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.
      Any portion of the dividends paid to non-United States stockholders that is treated as “excess inclusion” income, as defined in Section 860E of the Internal Revenue Code, will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

      Distributions in excess of our current and accumulated earnings and profits that are not treated as attributable to the gain from our disposition of a U.S. real property interest will not be taxable to non-United States stockholders to the extent that these distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of that stock. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the adjusted basis of a non-United States stockholder’s stock, these distributions will give rise to tax liability if the non-United States stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution may be in excess of our current and accumulated earnings and profits, the entire amount of any ordinary income distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are creditable against U.S. tax liability, if any, or refundable by the IRS to the extent the distribution is subsequently determined to be in excess of our current and accumulated earnings and profits and the proper forms are filed with the IRS by the stockholder on a timely basis. We are also required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits if our stock is a U.S. real property interest because we are not a domestically controlled REIT, as discussed below. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any ordinary income distribution, to the extent that we do not do so, any portion of an ordinary income distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10%.
      Capital Gains Distributions. Distributions attributable to our capital gains that are not attributable to gain from the sale or exchange of a U.S. real property interest generally will not be subject to income taxation, unless (1) investment in our stock is effectively connected with the non-United States stockholder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-United States stockholder), in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain (and a corporate non-United States stockholder may also be subject to the 30% branch profits tax), or (2) the non-United States stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-resident alien individual will be subject to a 30% tax on the individual’s net capital gains.
      For any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a U.S. real property interest, which includes some interests in real property, but generally does not include an interest solely as a creditor in mortgage loans or mortgage-backed securities, will be taxed to a non-United States stockholder under the provisions of the Foreign Investment in Real Property Tax Act, or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-United States stockholder as if that gain were effectively connected with the stockholder’s conduct of a U.S. trade or business. Non-United States stockholders thus would be taxed at the normal capital gain rates applicable to United States stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder. We are required to withhold 35% of any distribution paid to a non-United States stockholder that we designate (or, if greater, the amount that we could designate) as a capital gains dividend. The amount withheld is creditable against the non-United States stockholder’s FIRPTA tax liability, provided the proper forms are filed by the stockholder on a timely basis.
      Pursuant to the Jobs Act, any capital gain dividend with respect to any class of stock that is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax, if the non-United States stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead, any such capital gain dividend will be treated as an ordinary dividend distribution generally subject to withholding at a rate of 30% unless otherwise reduced or eliminated by an applicable income tax treaty.
      Gains on the Sale of Our Stock. Gains recognized by a non-United States stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States stockholders. Because our stock is publicly traded/widely held, we cannot assure our investors that we are or will remain a domestically controlled REIT. Even if we are not a domestically controlled REIT, however, a non-United States stockholder that owns, actually or constructively, 5% or less of our stock throughout a specified testing period will not recognize taxable gain on the sale of our stock under FIRPTA as long as our shares are traded on the New York Stock Exchange.
      If gain from the sale of our stock were subject to taxation under FIRPTA, the non-United States stockholder would be subject to the same treatment as United States stockholders with respect to that gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. In addition, the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS on behalf of the non-United States stockholder.
      Gains not subject to FIRPTA will be taxable to a non-United States stockholder if the non-United States stockholder’s investment in our stock is effectively connected with a trade or business in the U.S. (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-United States stockholder), in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to that gain; or the non-United States stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.
Information Reporting and Backup Withholding for Non-United States Stockholders
      If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (currently at a rate of 28%) unless the disposing non-United States stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a foreign person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (a) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (b) information reporting will not apply if the non-United States stockholder satisfies certification requirements regarding its status as a foreign stockholder. Other information reporting rules apply to non-United States stockholders, and prospective non-United States stockholders should consult their own tax advisors regarding these requirements.
Possible Legislative or Other Action Affecting Tax Consequences
      You should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could affect the tax consequences of an investment in us.
State, Local and Foreign Taxation
      We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. In addition, a stockholder’s state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our stock.
PLAN OF DISTRIBUTION
      We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplement to or through one or more underwriters or dealers or we may sell these securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of our securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby, including but not limited to “at the market” equity offerings, may from time to time include Bear, Stearns & Co., Inc., Cantor Fitzgerald & Co. and JMP Securities LLC.
      Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell any of these securities on the terms and conditions described in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell these securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.
      Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales of shares “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of these securities that is not expected to exceed customary compensation in the types of transactions involved.
      Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of these securities may be deemed to be underwriters and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
      Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.
      In connection with the offering of the securities described in this prospectus and any applicable prospectus supplement, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
      The underwriters in an offering of these securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any applicable prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in any applicable prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
      Our common stock is listed on the NYSE under the symbol “LUM.” Our preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in our securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any of our securities, including our common stock.
      Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
      There can be no assurance that we will sell any or all of the securities offered by this prospectus.
LEGAL MATTERS
      Certain legal matters in connection with this offering will be passed upon for us by our counsel, Duane Morris LLP, Philadelphia, Pennsylvania. The validity of securities to be sold in this offering and certain other matters of Maryland law will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Duane Morris LLP may rely on Ballard Spahr Andrews & Ingersoll, LLP as to matters of Maryland law.
EXPERTS
      The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION/ INCORPORATION BY REFERENCE
      We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W. Room 1024, Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference room. Our SEC filings are also available over the internet at the SEC’s website at www.sec.gov.
      The SEC allows us to “incorporate by reference” the information or documents we file with the SEC, which means:

•	documents incorporated by reference are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus.
      The information incorporated by reference is considered to be part of this prospectus and should be read with the same care as this prospectus.
      We are incorporating by reference the documents listed below that we filed with the SEC under the Securities Exchange Act of 1934 under our file number which is 001-31828:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	Our Current Reports on Form 8-K filed with the SEC on January 26, 2004, April 26, 2004, August 9, 2004, November 9, 2004; and December 28, 2004,

•	Our definitive Proxy Statement filed with the SEC on April 19, 2004; and

•	The description of our common stock contained in our registration statement on Form 8-A filed on October 16, 2003, including all amendments and reports filed for the purpose of updating such description.
      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the end of the offering:

•	Reports filed under Sections 13(a) and (c) of the Securities Exchange Act of 1934;

•	Definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with future meetings of our stockholders; and

•	Any reports filed under Section 15(d) of the Securities Exchange Act of 1934.
      You may request a copy of these filings, at no cost, by contacting us at Investor Relations at 909 Montgomery Street, Suite 500, San Francisco, California 94133. Our telephone number is (415) 486-2110 and our website address is www.luminentcapital.com.
      You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We will not make an offer of any of our securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.
      This prospectus is part of a registration statement on Form S-3 we filed with the SEC (Registration No. 333-121816).